Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-280045

PROSPECTUS

ITERUM THERAPEUTICS PLC

17,007,601 Non-Transferable Subscription Rights to purchase 8,503,800 Units, at a Subscription Price of $1.21 per whole Unit,

each whole Unit consisting of one Ordinary Share, a 1-Year Warrant to purchase 0.50 Ordinary Shares and a 5-Year Warrant to purchase one Ordinary Share

We are distributing to holders of (i) our ordinary shares, nominal value $0.01 per share (the “ordinary shares”), and (ii) warrants that have contractual rights to participate in this offering, which have not been waived (each, an “eligible warrant” and collectively, the “eligible warrants”), including warrants issued by us to investors and to designees of the placement agent or underwriters, as applicable, in our June 2020 private placements, our October 2020 private placement and our February 2021 underwritten offering and warrants issued by us in April 2018 in connection with our loan and security agreement with Silicon Valley Bank (each an “eligible warrant holder” and collectively, the “eligible warrant holders”), at no charge, non-transferable subscription rights to purchase up to an aggregate of 8,503,800 units (“Units”) at a subscription price of $1.21 per whole unit. We refer to the offering that is the subject of this prospectus as the “Rights Offering.” As of the date of this prospectus, one holder of eligible warrants to purchase 56,606 ordinary shares has waived their contractual right to participate in the Rights Offering. Each shareholder and eligible warrant holder will receive one subscription right for every ordinary share owned and every ordinary share issuable upon exercise of eligible warrants at 5:00 p.m., Eastern Time on July 16, 2024, the record date for this Rights Offering (the “record date”). Each whole Unit will consist of (a) one ordinary share, (b) a warrant to purchase 0.50 ordinary shares, at an exercise price of $1.21 per whole ordinary share from the date of issuance through its expiration one year from the date of issuance (the “1-year warrants”), and (c) a warrant to purchase one ordinary share, at an exercise price of $1.21 per whole ordinary share from the date of issuance through its expiration five years from the date of issuance (the “5-year warrants” and, together with the 1-year warrants, the “warrants”). Each subscription right will entitle its holder to purchase 0.50 Units, at a subscription price of $0.605 per 0.50 Units (the “Subscription Price”), consisting of (i) 0.50 ordinary shares, (ii) a 1-year warrant to purchase 0.25 ordinary shares, and (iii) a 5-year warrant to purchase 0.50 ordinary shares, which we refer to as the “basic subscription right.” If you exercise your basic subscription rights in full, and other shareholders and/or eligible warrant holders do not fully exercise their basic subscription rights, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration, which we refer to as the “over-subscription privilege.” Each subscription right consists of a basic subscription right and an over-subscription privilege, which we refer to as the “subscription right.” If all holders of our ordinary shares and eligible warrants exercise their subscription right in full, we would issue in connection with the Rights Offering, a maximum of 8,503,800 Units, consisting of an aggregate of (a) 8,503,800 ordinary shares, (b) 1-year warrants to purchase up to 4,251,900 ordinary shares and (c) 5-year warrants to purchase up to 8,503,800 ordinary shares.

We are distributing the subscription rights and offering the Units directly to you. No fractional subscription rights are being distributed and no fractional Units will be issued upon the exercise of any subscription rights in this offering. Shareholders and/or eligible warrant holders must exercise subscription rights for at least one whole Unit to participate in the Rights Offering. Further, warrants received by a shareholder and/or eligible warrant holder may only be exercised to purchase whole numbers of ordinary shares and may not be exercised in respect of any fractional ordinary shares. As a result, shareholders holding less than two ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than two ordinary shares may not be able to participate in the Rights Offering and shareholders holding less than four ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than four ordinary shares may not be able to acquire any exercisable 1-year warrants in the Rights Offering. Fractional Units resulting from the exercise of basic subscription rights and/or the over-subscription privileges will be eliminated by rounding down to the nearest whole Unit. The subscription rights may be exercised at any time during the subscription period, which will commence on July 22, 2024, and end at 5:00 p.m., Eastern Time, on August 6, 2024 (the “Subscription Period”). The subscription rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period, unless the Subscription Period is extended. We may extend the Subscription Period for additional periods in our sole discretion, although we have no current plans to do so. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. You should carefully consider whether to exercise your subscription rights before the expiration of the Subscription Period. All exercises of subscription rights are irrevocable. We may cancel, modify or amend the Rights Offering at any time and for any reason prior to the expiration of the Subscription Period. If we cancel the Rights Offering, the Subscription Agent (as defined below) for the Rights Offering, will return as soon as practicable, without interest or penalty, all payments of the aggregate Subscription Price it has received for the cancelled Rights Offering.

We have engaged Maxim Group LLC to act as the dealer-manager for this Rights Offering. We have not entered into any underwriting agreement, backstop agreement, standby purchase agreement or other similar arrangement in connection with this Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering. We have also engaged Computershare Trust Company, N.A. (the “Subscription Agent”) to serve as our subscription agent for the Rights Offering. The Subscription Agent will hold in escrow the funds we receive from subscribers until we complete or cancel this Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares and/or eligible warrants, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold ordinary shares and/or eligible warrants through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

We intend to use the net proceeds from this Rights Offering, together with our existing cash, cash equivalents and short-term investments, to fund our ongoing strategic process, support the ongoing review of our New Drug Application (“NDA”) for oral sulopenem for the treatment of uncomplicated urinary tract infections (“uUTIs”), for pre-commercialization activities and for other general corporate and working capital purposes, which may include repayment of the 6.500% Exchangeable Senior Subordinated Notes due 2025.

You should carefully consider whether to exercise your subscription rights before the Rights Offering expires. All exercises of subscription rights are irrevocable. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 12 of this prospectus. You should carefully consider these risk factors, as well as the information contained in or incorporated by reference into this prospectus, before you invest.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ITRM.” On July 16, 2024, the last sale price of our ordinary shares as reported on the Nasdaq Capital Market was $1.34 per share. There is no established public trading market for the 1-year warrants or the 5-year warrants, and we do not intend to list the 1-year warrants or the 5-year warrants on any national securities exchange or other recognized trading system. The subscription rights are non-transferrable and will not be listed for trading on Nasdaq or any other national securities exchange or recognized trading system. You are urged to obtain a current price quote for our ordinary shares before exercising your subscription rights.

	Per 0.50 Units	Total(2)
Subscription price	$0.605	$10,289,598.610
Dealer-manager fees(1)	$0.045	$771,719.895
Proceeds to us	$0.560	$9,517,878.710

(1)

We have agreed to pay to Maxim Group LLC as the dealer-manager a cash fee equal to 7.5% of the gross proceeds received by us directly from exercises of the subscription rights. We agreed to reimburse expenses of the dealer-manager, up to $100,000. See “Plan of Distribution” on page 70 of this prospectus for additional information.

(2)	Assumes the subscription rights are fully subscribed for cash, but excludes cash proceeds, if any, from the exercise of the warrants included in the Units.

None of our board of directors, Subscription Agent or Information Agent is making any recommendation regarding your exercise of subscription rights in the Rights Offering or the sale or transfer of the ordinary shares, the warrants or ordinary shares issuable upon exercise of the warrants. You should carefully consider whether to exercise your subscription rights before the expiration date of the Rights Offering. You may not revoke or revise any exercise of subscription rights once made.

If you have any questions or need further information about the Rights Offering, please call Georgeson, LLC (the “Information Agent”), the information agent for the Rights Offering, at (866) 920-4401 (toll free in the U.S. and Canada) or (781) 896-6947 (for calls outside the U.S. and Canada).

We are a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. As such, we have elected to rely on certain reduced public company disclosure requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

We are not and will not be regulated by the Central Bank of Ireland (the “Central Bank”) as a result of issuing the Units, the ordinary shares, the warrants or the ordinary shares issuable and deliverable upon exercise of the warrants. Any investment in the Units, the ordinary shares, the warrants or the ordinary shares issuable and deliverable upon exercise of the warrants does not have the status of a deposit and is not within the scope of the Deposit Protection Scheme operated by the Central Bank.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the ordinary shares underlying the Units purchased in the Rights Offering to record holders on or about August 9, 2024, and expect to deliver the warrants underlying the Units purchased in the Rights Offering to Computershare Trust Company, N.A. (the “Warrant Agent”) on or about August 9, 2024.

Dealer-Manager

Maxim Group LLC

The date of this prospectus is July 19, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Incorporation by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful, including under the sanctions laws and regulations of the European Union or the United States of America. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the section entitled “Where You Can Find More Information” on page 74 of this prospectus.

The distribution of this prospectus and the Rights Offering and the sale of our securities in certain jurisdictions may be restricted by law. No action has been taken in any jurisdiction outside the United States to permit an offering of our securities or possession or distribution of this prospectus in that jurisdiction. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer, issue and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.

This prospectus does not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (and amendments thereto to the extent implemented), or the Prospectus Regulation, and the Irish regulations issued pursuant to the Prospectus Regulation and this prospectus has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Regulation, or any equivalent authority in a European Economic Area member state. No offer of securities to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.

NOTICE TO IRISH INVESTORS

No action may be taken with respect to the Units, ordinary shares or warrants in Ireland otherwise than in conformity with the provisions of (a) (i) Regulation (EU) No. 2024/791 of the European Parliament and of the Council of February 28, 2024 amending Regulation (EU) No. 600/2014 of the European Parliament and the Council of May 15, 2014 on markets in financial instruments and amending Regulation (EU) No. 648/2012 and (ii) the European Union (Markets in Financial Instruments) Regulations 2017 S.I. No. 375 of 2017 and the provisions of the Investor Compensation Act 1998 (as amended) (to the extent applicable), (b) the Irish Companies Acts 2014 (as amended) (the “Irish Companies Act”), the Central Bank Acts 1942 to 2015 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 (as amended), (c) the Prospectus Regulation, the European Union (Prospectus) Regulations 2019 (as amended) (the “Irish Prospectus Regulations”), and any rules issued under Section 1363 of the Irish Companies Act, by the Central Bank, and (d) the Market Abuse Regulation (EU596/2014), the European Union (Market Abuse) Regulations 2016 (SI 349 of 2016) and any rules issued under Section 1370 of the Irish Companies Act by the Central Bank.

This prospectus has been prepared on the basis that, to the extent any offer is made in Ireland, any offer of the Units, ordinary shares or the warrants will be made pursuant to one or more of the exemptions in Regulation 3(1) of the Irish Prospectus Regulations or Article 4 of the Prospectus Regulation from the requirement to publish a prospectus for offers of the Units, ordinary shares or the warrants. Accordingly, any person making or intending to make an offer in Ireland of the Units, ordinary shares or the warrants which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us to publish or supplement a prospectus pursuant to the Irish Prospectus Regulations or the Prospectus Regulation in relation to such offer. We have not authorized, and do not authorize, the making of any offer of the ordinary shares or the warrants in circumstances in which an obligation arises for us to publish or supplement a prospectus for such offer.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus and under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Iterum,” “we,” “us,” “our,” “the Company” and similar references refer to Iterum Therapeutics plc and its consolidated subsidiaries; the term “Iterum” refers to Iterum Therapeutics plc.

Overview of Iterum Therapeutics plc

We are a clinical-stage pharmaceutical company dedicated to developing and commercializing sulopenem to be potentially the first oral penem available in the United States and the first and only oral and intravenous (IV) branded penem available globally. Penems, including thiopenems and carbapenems, belong to a class of antibiotics more broadly defined as ß-lactam antibiotics, the original example of which was penicillin, but which now also includes cephalosporins. Sulopenem is a potent, thiopenem antibiotic delivered intravenously which is active against bacteria that belong to the group of organisms known as gram-negatives and cause urinary tract and intra-abdominal infections. We have also successfully developed sulopenem in an oral tablet formulation, sulopenem etzadroxil-probenecid, which we refer to as oral sulopenem. We believe that sulopenem and oral sulopenem have the potential to be important new treatment alternatives to address growing concerns related to antibacterial resistance without the known toxicities of some of the most widely used antibiotics, specifically fluoroquinolones.

After receiving positive data from our Phase 3 clinical trial known as REASSURE (REnewed ASsessment of Sulopenem in uUTI caused by Resistant Enterobacterales) in January 2024, our board of directors determined that we should focus on a strategic process to sell, license, or otherwise dispose of our rights to sulopenem with the goal of maximizing stakeholder value. We are now focused on a strategic process to sell, license, or otherwise dispose of our rights to sulopenem with the goal of maximizing stakeholder value and have engaged a financial advisor to assist management and the board of directors in evaluating strategic alternatives. We cannot provide any commitment regarding when or if this strategic process will result in any type of transaction however, and no assurance can be given that we will determine to pursue a potential sale, licensing arrangement or other disposition of its rights to sulopenem.

We resubmitted our NDA for oral sulopenem for the treatment of uUTIs in adult women to the U.S. Food and Drug Administration (“FDA”) in April 2024. In May 2024, we received a notice from the FDA acknowledging receipt of the resubmission of the NDA and indicating that the FDA deemed our NDA resubmission to be a Class II complete response under the Prescription Drug User Fee Act (“PDUFA”), which has a six-month review period from the date of resubmission. As a result, the FDA has assigned a PDUFA action date to our resubmitted NDA of October 25, 2024.

In June 2024, we announced that the FDA had determined that our NDA for oral sulopenem for the treatment of uUTIs in adult women will be taken to Advisory Committee, with September 9, 2024 being the proposed date for the Advisory Committee meeting. In its communication, the FDA highlighted that the purpose of the Advisory Committee meeting was to discuss (a) antimicrobial stewardship issues raised by potential approval and subsequent use of what would be the first oral penem in the U.S. and (b) the most appropriate target patient population(s) for treatment of uUTI with oral sulopenem.

Our Corporate Information

We were incorporated under the laws of Ireland in June 2015 as a private limited company and re-registered as a public limited company in March 2018. Our corporate headquarters are located at Fitzwilliam Court 1st Floor, Leeson Close, Dublin 2, Ireland and our telephone number is +353 1 669 4820. Our U.S. headquarters are located at 200 South Wacker Drive, Suite 3100, Chicago, Illinois 60606, and our telephone number is (312) 778-6070.

Our website address is www.iterumtx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis.

For so long as we remain a smaller reporting company, we are permitted and intend to take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

THE RIGHTS OFFERING SUMMARY

This summary highlights the information contained elsewhere in this prospectus. You should read carefully the following summary together with the more detailed description of the terms of the Rights Offering contained elsewhere in this prospectus. See “The Rights Offering.”

The Rights Offering	We are distributing to holders of our ordinary shares and eligible warrant holders, at no charge, non-transferable subscription rights to purchase Units to be issued by us. Each shareholder and eligible warrant holder will receive one subscription right for every ordinary share owned and every ordinary share issuable upon exercise of an eligible warrant at 5:00 p.m., Eastern Time on July 16, 2024, the record date for this Rights Offering. As of the date of this prospectus, one holder of eligible warrants to purchase 56,606 ordinary shares has waived their contractual right to participate in the Rights Offering. Each whole Unit will consist of (a) one ordinary share, (b) a 1-year warrant to purchase 0.50 ordinary shares, at an exercise price of $1.21 per whole ordinary share, and (c) a 5-year warrant to purchase one ordinary share, at an exercise price of $1.21 per whole ordinary share. Each subscription right will entitle its holder to purchase 0.50 Units, at a Subscription Price of $0.605 per 0.50 Units, consisting of (a) 0.50 ordinary shares, (b) a 1-year warrant to purchase 0.25 ordinary shares and (c) a 5-year warrant to purchase 0.50 ordinary shares. No fractional subscription rights are being distributed and no fractional Units will be issued upon the exercise of any subscription rights in this offering. Shareholders and/or eligible warrant holders must exercise subscription rights for at least one whole Unit to participate in the Rights Offering. Further, warrants received by a shareholder and/or eligible warrant holder may only be exercised to purchase whole numbers of ordinary shares and may not be exercised in respect of any fractional ordinary shares. As a result, shareholders holding less than two ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than two ordinary shares may not be able to participate in the Rights Offering and shareholders holding less than four ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than four ordinary shares may not be able to acquire any exercisable 1-year warrants in the Rights Offering.

Size of Offering	Up to 8,503,800 Units for aggregate gross proceeds of approximately $10.3 million (assuming no exercise of the 1-year warrants and 5-year warrants offered and sold by us in the Rights Offering).

Record Date	5:00 p.m., Eastern Time, on July 16, 2024.

Subscription Period; Expiration Date	The subscription rights may be exercised at any time during the Subscription Period, which will commence on July 22, 2024 and end at 5:00 p.m., Eastern Time, on August 6, 2024. The subscription rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period, unless the Subscription Period is extended.

Subscription Price	$0.605 per 0.50 Units (See “Risk Factors—Risks Related to the Rights Offering—The Subscription Price determined for the Units may not be an indication of the fair value of the ordinary shares, warrants or ordinary shares issuable upon exercise of the warrants. As a result, you may not be able to sell the ordinary shares, warrants or ordinary shares issuable upon exercise of the warrants at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per ordinary share or warrant, if at all.” for more information).

1-Year Warrants	Each 1-year warrant included in a whole Unit entitles the holder to purchase 0.50 ordinary shares at an exercise price of $1.21 per whole ordinary share, subject to adjustment, from the date of issuance through its expiration one year from the date of issuance. The 1-year warrants will be exercisable for cash at any time and from time to time after the date of issuance.

5-Year Warrants	Each 5-year warrant included in a whole Unit entitles the holder to purchase one ordinary share at an exercise price of $1.21 per ordinary share, subject to adjustment, from the date of issuance through its expiration five years from the date of issuance. The 5-year warrants will be exercisable for cash at any time and from time to time after the date of issuance.

Minimum Subscription Amount	There is no minimum overall subscription amount. However, no fractional Units will be issued upon the exercise of any subscription rights in this offering. As such, shareholders and/or eligible warrant holders must exercise subscription rights for the number of Units which would result in the issuance of at least one whole ordinary share to participate in the Rights Offering.

Basic Subscription Right	Your basic subscription right will entitle you to purchase 0.50 Units, consisting of (a) 0.50 ordinary shares, (b) a 1-year warrant to purchase 0.25 ordinary shares and (c) a 5-year warrant to purchase 0.50 ordinary shares, at the Subscription Price. Each whole Unit will consist of (a) one ordinary share, (b) a 1-year warrant to purchase 0.50 ordinary shares, at an exercise price of $1.21 per whole ordinary share, and (c) a 5-year warrant to purchase one ordinary share, at an exercise price of $1.21 per whole ordinary share. You may exercise your basic subscription right for some or all of your subscription rights, or you may choose not to exercise your subscription rights. We are distributing basic subscription rights to purchase a maximum of 8,503,800 Units in the Rights Offering.

Over-Subscription Privilege	If you exercise your basic subscription right in full, you may also choose to exercise an over-subscription privilege to purchase a portion of any Units that are not purchased by our other shareholders and/or eligible warrant holders through the exercise of their basic subscription rights, subject to proration and share ownership limitations described elsewhere in this prospectus. The Subscription Agent will return any excess payments by mail without interest or penalty, as soon as practicable after expiration of the subscription period.

Pre-emption Rights	The subscription rights are being issued to the holders of our ordinary shares in accordance with their statutory pre-emption rights pursuant to Section 1022 of the Irish Companies Act.

The subscription rights are being issued to the eligible warrant holders pursuant to the authority granted to our board of directors by shareholders at the annual general meeting held on January 28, 2021 to allot and issue up to 20,000,000 ordinary shares for cash without first offering those shares to our existing shareholders until January 23, 2026 (the “Existing Pre-Emption Authority”).

Procedure for Exercising Subscription Rights	You may exercise all or a portion of your subscription rights for whole Units only. You may also choose not to exercise any of your subscription rights at all.

To Exercise Your Subscription Rights, You Must Take the Following Steps	For registered shareholders and eligible warrant holders:

•	Properly complete the enclosed rights certificate.

•

Deliver the completed rights certificate, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription Agent before 5:00 p.m., Eastern Time, on August 6, 2024, unless the Subscription Period is extended. Please see “The Rights Offering—Payment Methods” on page 34 of this prospectus for a discussion of the forms of payment that will be accepted. We recommend that you use insured, registered mail, postage prepaid, return receipt requested.

For shareholders and eligible warrant holders whose eligible shares and/or eligible warrants are held in “street name” through a broker, dealer, custodian bank or other nominee.

•

If you wish to exercise subscription rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from us. Instead, the Depository Trust Company (“DTC”) will issue subscription rights to your nominee record holder. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

•

Brokers, dealers, custodian banks and other nominees, in turn, must then convey the instruction through DTC’s Automated Subscription Offer Program (“ASOP”) system before 5:00 p.m., Eastern Time, on August 6, 2024, unless the Subscription Period is extended. Full payment (including any amount in respect to the oversubscription option) for the Subscription Price must be made through the ASOP system prior to such time.

Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO ITERUM THERAPEUTICS PLC.

You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., Eastern Time, on August 6, 2024, unless such date is extended by us. (See “The Rights Offering—Payment Methods” on page 34 of this prospectus and “—Subscription Agent” on page 36 of this prospectus for more information.)

We reserve the right to reject any or all subscriptions not properly or timely submitted or completed.

Invalid Exercise	We reserve the right to treat as invalid, and will not be bound to allot or issue any Units in respect of, any exercise or purported exercise of a subscription right in any circumstances in which such offer, solicitation or exercise may be unlawful, including under the sanctions laws and regulations of the European Union and/or the United States of America.

Payment Adjustments	If you send a payment that is insufficient to purchase the number of Units requested, or if the number of Units requested is not specified in the rights certificate, the payment received will be applied to exercise subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any over-subscription privilege exercised and permitted, the excess will be returned to you promptly in cash. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Delivery of Shares and Warrants

We expect to deliver the ordinary shares underlying the Units purchased in the Rights Offering to record holders on or about August 9, 2024, and expect to deliver the 1-year warrants and 5- year warrants comprising the Units purchased in the Rights Offering to the Warrant Agent on or about August 9, 2024. All of the ordinary shares and warrants comprising the Units that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a restricted book-entry statement from both our transfer agent and the Warrant Agent reflecting ownership of these securities if you are a holder of record. If you hold your ordinary shares and/or eligible warrants in the name of a bank, broker, dealer, or other nominee, (i) DTC will credit your account with your nominee with the ordinary shares comprising the Units you purchased in the Rights Offering and (ii) the warrants comprising the Units you purchased in the Rights Offering will be issued in book-entry form meaning that you will receive a book-entry statement from the Warrant Agent reflecting ownership of the warrants.

No Revocation of Exercise by Rights Holders	All exercises of subscription rights are irrevocable even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights.

Transferability of Subscription Rights	The subscription rights are not transferable.

Transferability of Units	The Units will not be transferable or issued as a separate security, nor will they be listed on any national securities exchange or other recognized trading system. The components of the Units will be purchased as a Unit in the Rights Offering and will immediately separate upon the closing of the Rights Offering such that the ordinary shares and the warrants will be issued separately and will be separately transferable.

Transferability of Warrants	The warrants will be transferable, but will not be listed or otherwise trade on any national securities exchange or other recognized trading system. You may only be able to sell your warrants in a private transaction.

Market for Ordinary Shares	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ITRM.”

Ordinary Shares Outstanding Before the Rights Offering	16,584,029 ordinary shares were issued and outstanding as of June 30, 2024.

Ordinary Shares Outstanding After Completion of the Rights Offering	25,087,829 ordinary shares will be outstanding immediately after completion of the Rights Offering, assuming our shareholders and eligible warrant holders exercise their subscription rights in full for 8,503,800 Units, consisting of an aggregate of (i) 8,503,800 ordinary shares, (ii) 1-year warrants to purchase up to an additional 4,251,900 ordinary shares and (iii) 5-year warrants to purchase up to an additional 8,503,800 ordinary shares, in the Rights Offering (without giving effect to the issuance of any ordinary shares which may be issued upon the exercise of any 1-year warrants and 5-year warrants).

Amendment, Extension or Cancellation	We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration date and for any reason. Any extension, amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

Use of Proceeds	Assuming that the Rights Offering is consummated and fully subscribed, we expect to receive net proceeds, after deducting estimated fees and expenses, of approximately $8.4 million in the aggregate (assuming no exercise of the 1-year warrants and 5-year warrants included in the Units being offered and sold by us in this Rights Offering). We intend to use the net proceeds from this Rights Offering, together with our existing cash, cash equivalents and short-term investments, to fund our ongoing strategic process, support the ongoing review of our NDA for oral sulopenem for the treatment of uUTIs, for pre-commercialization activities, and for other general corporate and working capital purposes, which may include repayment of the 6.500% Exchangeable Senior Subordinated Notes due 2025. For additional information see “Use of Proceeds” on page 26 of this prospectus.

No Recommendation	None of our board of directors, the Subscription Agent or the Information Agent is making any recommendation regarding your exercise of subscription rights in the Rights Offering or the sale or transfer of the ordinary shares, the warrants or ordinary shares issuable upon exercise of the warrants. Further, we have not authorized anyone to make any recommendation. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” beginning on page 12 of this prospectus for a discussion of some of the risks involved in investing in our securities.

Interests of Our Executive Officers and Directors in the Rights Offering	Our executive officers and members of our board of directors may participate in this Rights Offering on the same terms and at the same Subscription Price as all other shareholders, but none of our executive officers or directors is obligated to so participate.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning on page 12 of this prospectus before you make a decision regarding the exercise of your subscription rights. See also “Where You Can Find More Information” on page 74 of this prospectus.

Material U.S. Federal Income Tax Considerations for U.S. Holders	The receipt of subscription rights may be treated as a taxable distribution to you for U.S. federal income tax purposes. However, we intend to take the position that the distribution of the subscription rights in this Rights Offering with respect to our ordinary shares should be a non-taxable distribution to holders of ordinary shares under Section 305(a) of the Code. The taxation of the distribution of the subscription rights to holders of eligible warrants is unclear. See “Material Tax Considerations—Material U.S. Federal Income Tax Considerations for U.S. Holders” on page 61 of this prospectus.

Material Irish Tax Considerations for U.S. Holders	For an outline of the material Irish tax considerations of the Rights Offering, please see “Material Tax Considerations—Material Irish Tax Considerations for U.S. Holders” on page 59 of this prospectus. It is recommended that you consult an appropriate independent advisor in respect of your tax treatment in relation to the receipt and exercise of the subscription right and the Rights Offering.

Fees and Expenses	We will pay the fees and expenses we incur related to the Rights Offering.

Subscription Agent	We have retained Computershare Trust Company, N.A. to serve as Subscription Agent for the Rights Offering. The Subscription Agent will hold funds received in payment for Units in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is withdrawn and canceled. If the Rights Offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned promptly, without interest or penalty.

Information Agent	We have retained Georgeson LLC to act as Information Agent for the Rights Offering.

Warrant Agent	Computershare Trust Company, N.A. will act as the initial Warrant Agent for the warrants issued in the Rights Offering.

Questions	If you have any questions or need further information about the Rights Offering, please call Georgeson LLC, the Information Agent for the Rights Offering, at (866) 920-4401 (toll free in the U.S. and Canada) or (781) 896-6947 (for calls outside the U.S. and Canada).

Dealer-manager	We have retained Maxim Group LLC to act as dealer-manager for the Rights Offering.

The number of ordinary shares to be outstanding after this Rights Offering is based on 16,584,029 ordinary shares outstanding as of June 30, 2024. The number of ordinary shares to be outstanding after this Rights Offering excludes:

•	986,488 ordinary shares issuable upon the exercise of share options to purchase ordinary shares as of June 30, 2024, at a weighted average exercise price of $2.65 per share;

•	16,666 ordinary shares issuable upon the vesting of outstanding restricted share units as of June 30, 2024;

•	178,996 additional ordinary shares available for future issuance as of June 30, 2024 under our 2018 Equity Incentive Plan;

•	242,266 additional ordinary shares available for future issuance as of June 30, 2024 under our 2021 Inducement Equity Incentive Plan;

•	480,186 ordinary shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $24.09 per share; and

•

1,504,767 ordinary shares issuable upon exchange of our outstanding 6.500% Exchangeable Senior Subordinated Notes due 2025, including the additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange as of June 30, 2024.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risks and the risks described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which is incorporated by reference herein, together with all of the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our ordinary shares could decline and you might lose all or part of your investment.

Risks Related to the Rights Offering

Even if the Rights Offering is completed, we will require additional capital to fund our operations, and if we fail to obtain financing when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

Developing pharmaceutical products is a time-consuming, expensive and uncertain process that takes years to complete. We expect to continue to incur significant expenses and increasing operating losses as we conduct clinical trials of oral sulopenem and sulopenem, seek marketing approval for oral sulopenem if clinical trials are successful, engage in pre-commercialization activities, and pursue the development of our sulopenem program in additional indications, including through preclinical and clinical development. If we obtain marketing approval for oral sulopenem, sulopenem or any future product candidate and undertake commercialization activities, we expect to incur significant commercialization expenses related to product sales, marketing, distribution and manufacturing. Some of these expenses may be incurred in advance of marketing approval, and could be substantial. Additionally, principal and interest on the outstanding 6.500% Exchangeable Senior Subordinated Notes due 2025 (“Exchangeable Notes”) become due on January 31, 2025.

We believe that our existing cash, cash equivalents and short-term investments, together with the net proceeds of approximately $8.4 million from this Rights Offering, assuming that the Rights Offering is consummated and fully subscribed, will enable us to fund our operating expenses and capital expenditure requirements into 2025.

Accordingly, even if the Rights Offering is completed, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. Adequate additional financing may not be available to us on acceptable terms, or at all. Although we have successfully raised capital in the past, there is no assurance that we will be successful in obtaining sufficient funding on terms acceptable to us to fund continuing operations, if at all. Our failure to raise capital as and when needed would have a negative effect on our financial condition and our ability to develop and commercialize our sulopenem program, and would have a negative effect on our ability to otherwise pursue our business strategy and we may be unable to continue as a going concern.

In addition, after receiving positive data from our Phase 3 clinical trial known as REASSURE (REnewed ASsessment of Sulopenem in uUTI caused by Resistant Enterobacterales) in January 2024, our board of directors determined that we should focus on a strategic process to sell, license, or otherwise dispose of our rights to sulopenem with the goal of maximizing shareholder value. We are now focused on a strategic process to sell, license, or otherwise dispose of our rights to sulopenem with the goal of maximizing stakeholder value and have engaged a financial advisor to assist management and our board of directors in evaluating strategic alternatives. We cannot provide any commitment regarding when or if this strategic process will result in any type of transaction, however, and no assurance can be given that we will determine to pursue a potential sale, licensing arrangement or other disposition of its rights to sulopenem. We may also pursue and ultimately consummate a transaction, which results in investors receiving compensation in amount that is less than the Subscription Price in this Rights Offering.

Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical product candidates, we are unable to estimate the exact amount of our working capital requirements. Changing circumstances could cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more than currently expected because of circumstances beyond our control.

Because we do not have any formal commitments from any of our shareholders or eligible warrant holders to participate in this Rights Offering, and have not entered into any underwriting agreement, backstop agreement standby purchase agreement or other similar arrangement with any person concerning this Rights Offering, the proceeds we receive from this Rights Offering may be lower than currently anticipated.

We do not have any binding commitments from any of our shareholders or eligible warrant holders to participate in this Rights Offering and we cannot assure you that any of our shareholders or eligible warrant holders will exercise all or any part of their basic subscription rights or their over-subscription privilege. If our shareholders and eligible warrant holders subscribe for fewer of our Units than anticipated, the gross proceeds will be less than currently anticipated. In addition, Maxim Group LLC is not underwriting or placing any of the subscription rights and we are not entering into any underwriting agreement, backstop agreement, standby purchase agreement or similar agreement with respect to the purchase of any of our Units subscribed for through the basic subscription privilege or the over-subscription privilege, nor are we engaging any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in this Rights Offering. Therefore, there is no certainty that any Units will be purchased pursuant to the Rights Offering, and there is no minimum aggregate purchase requirement as a condition to our accepting subscriptions. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this Rights Offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund operations. Thus, we may not raise the amount of capital we believe is required to fund our operations in the short-term, including for our strategic process and repayment of the Exchangeable Notes in January 2025, and may need to raise additional funds in the short-term, which may not be available or available on terms acceptable to us.

We will incur substantial expenses in connection with the Rights Offering, which may not return adequate value if the Rights Offering is ultimately not consummated or successful.

We will incur substantial expenses in connection with the Rights Offering, and insufficient proceeds from the Rights Offering may result in offering related expenses in excess of proceeds received from the Rights Offering. The estimated expenses for the Rights Offering are approximately $1.1 million. If the registration statement of which this prospectus is a part is not declared effective, the Rights Offering is not commenced or the Rights Offering is not ultimately consummated or successful, we will incur these expenses nonetheless. Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in the Rights Offering, including the risks associated with investing in a company that continues to require capital and which is engaging in a strategic process.

The Subscription Price determined for the Units may not be an indication of the fair value of the ordinary shares, the warrants or ordinary shares issuable upon exercise of the warrants. As a result, you may not be able to sell the ordinary shares or the warrants at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all.

The board of directors set the Subscription Price of $0.605 per 0.50 Units based on a variety of considerations. The components of the Units will be purchased as a Unit in the Rights Offering and will immediately separate from one another upon the closing of the Rights Offering such that the ordinary shares, the 1-year warrants and the 5-year warrants will constitute separate securities and will be issued and transferable separately. The price per Unit in the Rights Offering may not be indicative of the market value of the ordinary shares, the 1-year warrants or the 5-year warrants underlying each Unit. As discussed herein, the market value of the ordinary shares is likely to fluctuate based on developments in our business.

We cannot assure you that the trading price of our ordinary shares will not decline during or after the Rights Offering.

You may not revoke your decision to exercise your subscription rights after you send us your rights certificate.

If you change your mind about exercising your subscription rights, you may not revoke or change the amount of your exercise after you send in your required documents and payment, even if you subsequently learn information about us or our business, financial position, results of operations and cash flows that is material or adverse or that you otherwise consider to be unfavorable.

Because we may terminate or cancel the Rights Offering at any time, your participation in the Rights Offering is not assured.

We may terminate or cancel the Rights Offering at any time before the expiration of the Subscription Period at 5:00 p.m., Eastern Time, on August 6, 2024 (or any extension thereof), for any reason. If the Rights Offering is terminated or cancelled for any reason, then we will not issue you any of the Units you may have subscribed for and we will not have any obligation with respect to the subscription rights except to return any Subscription Price payments, as soon as practicable, without interest or penalty.

We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period.

We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period and for any reason. The terms of the Rights Offering cannot be modified or amended after the expiration of the Subscription Period, as may be extended from time to time.

If you do not act promptly and follow the subscription instructions, then your exercise of subscription rights may be rejected.

Shareholders and eligible warrant holders who desire to purchase Units in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent before 5:00 p.m., Eastern Time, on August 6, 2024 (or any extension thereof), the expiration of the Subscription Period. If your shares and/or eligible warrants are held in “street name” through a broker, dealer, custodian bank or other nominee, as the record holder, then you must act promptly to ensure that your broker, dealer, bank or other nominee acts for you and conveys the your instructions and payment through DTC’s ASOP system before the expiration of the Subscription Period. We will not be responsible if your broker, dealer, bank, financial institution or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent before the expiration of the Subscription Period. If you fail to complete and sign the rights certificate or the forms specified by your broker, dealer, custodian bank or other nominee, send an incorrect payment amount, pay by an unauthorized payment form, or otherwise fail to follow the subscription procedures that apply to your exercise of subscription rights in the Rights Offering, then the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription rights exercise follows the proper procedures. You bear the risk of delivery of all documents and payments, and neither we nor the Subscription Agent have any responsibility for such documents and payments.

We are not making a recommendation as to whether you should participate in the Rights Offering.

Neither our board of directors, the Subscription Agent nor the Information Agent is making any recommendation regarding your exercise of subscription rights in the Rights Offering or the sale or transfer of the ordinary shares, warrants or ordinary shares issuable upon exercise of the warrant. Further, we have not authorized anyone to make any recommendation.

You will not receive interest on subscription funds, including any funds ultimately returned to you as soon as practicable.

You will not earn any interest on your payment of the Subscription Price while it is being held by the Subscription Agent pending the closing of the Rights Offering. In addition, if we cancel the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the subscription rights except to return to you, without interest or penalty, any payment of the Subscription Price.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase Units in this Rights Offering.

Any personal check used to pay for Units to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for the Units by personal check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Units you wish to purchase.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and we will still need additional funding to carry out our proposed operating activities after the Rights Offering.

We have a history of losses and as of March 31, 2024, we had an accumulated deficit of $468.4 million, cash and cash equivalents of $7.4 million and short-term investments of $10.8 million. Completion of the Rights Offering is not subject to us raising a minimum offering amount and therefore the net proceeds from the Rights Offering may be insufficient to meet our objectives, thereby increasing the risk to investors in this Rights Offering, including investing in a company that continues to require capital. Even if we sell all of the Units subject to the Rights Offering, we will need to obtain further additional financing in the future in order to commercialize our sulopenem program. Such further additional financing may further dilute your holding in the Company.

The subscription rights are non-transferable and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights in order to realize any potential value.

This Rights Offering may cause the trading price of our ordinary shares to decrease.

The Subscription Price, together with the number of shares of ordinary shares we propose to issue (including ordinary shares exercisable upon the exercise of the warrants included in the Units) and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our ordinary shares. This decrease may continue after the completion of this Rights Offering. If that occurs, you may have committed to buy ordinary shares at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of ordinary shares for future sale represented by the warrants issued in connection with the Rights Offering will have on the market price of our ordinary shares from time to time. Further, if a substantial number of subscription rights are exercised and the holders of the ordinary shares received upon exercise of those subscription rights or the related warrants choose to sell some or all of the shares underlying the subscription rights or the related warrants, the resulting sales could depress the market price of our ordinary shares.

If you are a shareholder or eligible warrant holder of record with a foreign address or an Army Post Office or Fleet Post Office address, you will not be mailed a subscription rights certificate.

The Subscription Agent will not mail subscription rights certificates to you if you are a shareholder or eligible warrant holder of record whose address is outside the United States or if you have an Army Post Office or a Fleet

Post Office address. To exercise your subscription rights, you must notify the Subscription Agent in writing or by recorded telephone conversation no later than five business days prior to the expiration date of the Rights Offering. We will determine whether the Rights Offering may be made to any such record date shareholder or eligible warrant holder. If no notice is received by such time or if we determine that such record date shareholder or eligible warrant holder may not participate in the Rights Offering, the subscription rights represented thereby will expire.

If you do not exercise all of your subscription rights in the Rights Offering, you may suffer dilution of your percentage ownership of our ordinary shares.

To the extent that you do not exercise your subscription rights to subscribe for the Units, your proportionate ownership in Iterum will be reduced to the extent that other holders of our ordinary shares and holders of eligible warrants exercise their subscription rights.

You will not be able to resell any of the securities that you may receive pursuant to the exercise of subscription rights immediately upon the expiration of the Subscription Period.

We expect to deliver the ordinary share comprising the Units purchased in the Rights Offering purchased in the Rights Offering to record holders on or about August 9, 2024, and expect to deliver the 1-year warrants and 5-year warrants comprising the Units purchased in the Rights Offering to the Warrant Agent on or about August 9, 2024. Until the securities are delivered, you will not be able to sell the securities that you purchased in the Rights Offering. Additionally, you will not be able to sell any of the ordinary shares underlying the warrants until such warrants are exercised in the manner set forth in the warrants and their related warrant agent agreements (and then, solely to extent of exercise). The warrants will be exercisable upon issuance but we will not issue any fractional ordinary shares upon the exercise of warrants. As a result, shareholders holding less than four ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than four ordinary shares may not be able to acquire any exercisable 1-year warrants in the Rights Offering.

We have broad discretion in the use of the net proceeds from this Rights Offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this Rights Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this Rights Offering in a manner that does not produce income or that loses value.

The dealer-manager is not underwriting, nor acting as placement agent of, the Subscription Rights or the securities underlying the Subscription Rights.

Maxim Group LLC is acting as dealer-manager for the Rights Offering. As provided in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this Rights Offering. The dealer-manager is not underwriting or placing any of the subscription rights or the Units being issued in this Rights Offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights) or Units. The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith, gross negligence or willful misconduct by the dealer-manager. The Rights Offering may not be successful despite the services of the dealer-manager to us in this Rights Offering.

Exercising the subscription rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the subscription rights, you are representing to us that you have not entered into any short-sale or similar transaction with respect to our ordinary shares since the commencement date, July 22, 2024, for the Rights Offering and are agreeing that you will not, during the period beginning on the date on which you exercise your subscription right and ending on the closing date of the Rights Offering, enter into any short-sale or similar transaction with respect to our ordinary shares. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

Risk of Non-Compliance with Statutory Pre-Emption Rights and Overseas Laws and Regulations

The subscription rights are being issued to the holders of our ordinary shares in accordance with their statutory pre-emption right as required under Irish law. Failure to comply with the statutory pre-emption rights and any other applicable local securities laws or regulations could expose us to risks, including the risk of litigation from shareholders, the risk of regulatory bodies imposing fines, penalties or other sanctions.

Under Irish law, before a company can issue ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares, for cash, the company must first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis. This is commonly referred to as the statutory pre-emption right. The statutory pre-emption right can be dis-applied, or opted-out of, by approval of the shareholders. Pursuant to a resolution passed at our extraordinary general meeting on January 28, 2021, our board of directors is currently authorized to allot and issue 1.7 million ordinary shares (or rights to acquire ordinary shares) for cash without first offering those shares to our existing shareholders (the “Existing Pre-Emption Authority”). While the subscription rights are being issued to eligible warrant holders pursuant to the Existing Pre-Emption Authority, the subscription rights are being issued to the holders of our ordinary shares in accordance with their statutory pre-emption right. Given that the Company has shareholders in many jurisdictions, compliance with statutory pre-emption rights will require that subscription rights are issued into multiple jurisdictions, each with its own set of securities laws and regulations. Failure to comply with the statutory pre-emption rights and any other applicable local securities laws or regulations could expose the Company to risks, including the risk of litigation from shareholders, the risk of regulatory bodies imposing fines, penalties or other sanctions on the Company, reputational damage to the Company and a potential impact on the market price of the Company’s shares. While the Company is committed to conducting the Rights Offering in compliance with relevant laws and regulations, the risk of non-compliance in one or more jurisdictions cannot be entirely eliminated.

Risks Related to Our Evaluation of Strategic Options

Our exploration and pursuit of strategic alternatives may not be successful.

Our board of directors, after receiving positive data from our REASSURE clinical trial determined that we should focus on a strategic process to sell, license, or otherwise dispose of our rights to sulopenem with the goal of maximizing shareholder value. In connection with this strategic process, we have engaged a financial advisor to assist management and our board of directors in evaluating strategic alternatives.

Despite our plan to devote significant efforts to identify and evaluate potential strategic options, the process may not result in any definitive offer to consummate such a transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance shareholder value or deliver expected benefits. In the event that we are unable to raise sufficient capital to fund our operations while we evaluate our strategic options and, if able, consummate a transaction or if we are unable to identify a viable strategic alternative at all, our board of directors may determine that a liquidation and dissolution of our business approved by shareholders is the best method to maximize shareholder value.

Risks Related to Our Financial Position and Capital Requirements

We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern.

We may be forced to delay or reduce the scope of our development programs and/or limit or cease our operations if we are unable to obtain additional funding to support our current operating plan. We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern. As of March 31, 2024, we had approximately $18.2 million of cash, cash equivalents and short-term investments. Based on our available cash resources, we do not believe that our existing cash, cash equivalents and short-term investments will enable us to fund our operating expenses for 12 months from the date on which we filed our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, including through repayment of the Exchangeable Notes.

This condition raises substantial doubt about our ability to continue as a going concern within one year after the date the financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 are issued. Management’s plans in this regard are described in Note 1 of the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, which is incorporated by reference in this prospectus. However, we intend to pursue plans to obtain additional funding to finance our operations, including through this Rights Offering, and we have successfully raised capital in the past, there is no assurance that we will be successful in obtaining sufficient funding on terms acceptable to us to fund continuing operations, if at all. In addition, our ability to raise additional capital through the issue of new shares for cash is limited to issuing only 1.7 million ordinary shares (or rights to acquire such shares) for cash, based on the amount of authorized ordinary shares unissued or unreserved and free from any statutory rights of pre-emption, and therefore available for issuance as of June 30, 2024. While shareholders approved an increase of an additional 60,000,000 ordinary shares at our annual general meeting in May 2023 (the “Additional Shares”), we did not receive approval for the disapplication of statutory pre-emption rights over such shares. Absent shareholder approval of the disapplication of statutory pre-emption rights with respect to the Additional Shares, any Additional Shares that we propose to issue for cash will first have to be offered to all of our existing shareholders on the same or more favorable terms on a pro-rata basis, as is being done in this Rights Offering. As a result of this limitation, we are currently severely limited in the amount of ordinary shares we may sell for cash in any capital raising transaction, and where we propose to issue shares for cash consideration, we may be required to first offer those shares to all of our existing shareholders in a time-consuming pro-rata rights offering similar to this Rights Offering. We intend to seek shareholder approval of the disapplication of statutory pre-emption rights over the Additional Shares at an Extraordinary General Meeting of Shareholders whether or not we complete this Rights Offering. The record date for any such Extraordinary General Meeting of Shareholders may be on or prior to the date we deliver the ordinary shares and warrants purchased in the Rights Offering. While the statutory pre-emption right applies only to share issuances for cash consideration and it does not apply where we issue shares for non-cash consideration (such as in a share exchange transaction or in any transaction in which property other than cash is received by us in payment for shares), any such transaction would likely be time-consuming and complex to execute. In the event that these plans cannot be effectively realized, there can be no assurance that we will be able to continue as a going concern.

We are heavily dependent on the success of our sulopenem program, and our ability to develop, obtain marketing approval for and successfully commercialize oral sulopenem and sulopenem. If we are unable to achieve and sustain profitability, the market value of our ordinary shares will likely decline.

Our ability to become and remain profitable depends on our ability to generate revenue. To date, we have invested substantially all of our efforts and financial resources in the development of oral sulopenem and sulopenem, which are currently our two product candidates in development. Our prospects, including our ability to finance our operations and generate revenue from product sales, currently depend entirely on the development and commercialization of our sulopenem program.

We do not expect to generate significant revenue unless and until we obtain marketing approval for, and commercialize, oral sulopenem and/or sulopenem. Our ability to generate future revenue from product sales will require us to be successful in a range of challenging clinical and commercial activities, including:

•	resolving the matters set out in the Complete Response Letter (“CRL”) received in July 2021 in connection with our NDA for oral sulopenem;

•

successfully navigating the Advisory Committee, currently proposed for September 9, 2024, relating to our NDA for oral sulopenem for the treatment of uUTIs in adult women, or in the event of an unfavorable recommendation(s), convincing the FDA not to accept the Advisory Committee’s recommendation(s);

•	enrolling and successfully completing any clinical trials that may be required for regulatory approval of our product candidates;

•	applying for and obtaining marketing approval for oral sulopenem and/or sulopenem;

•	protecting and maintaining our rights to our intellectual property portfolio related to our sulopenem program;

•

establishing and maintaining supply and manufacturing relationships with third parties that can support clinical development and can provide adequate commercial quantities of oral sulopenem and/or sulopenem, if approved;

•

establishing sales, marketing and distribution capabilities either directly or through a third-party, to commercialize oral sulopenem and/or sulopenem or entering into collaboration arrangements for the commercialization of oral sulopenem and/or sulopenem where we choose not to commercialize directly ourselves; and

•	obtaining market acceptance of oral sulopenem and/or sulopenem as viable treatment options.

Because of the numerous risks and uncertainties associated with developing pharmaceutical products, we are unable to predict the extent of any future losses or when, or if, we will become profitable. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. Our expenses could increase if we are required by the FDA, EMA, or any comparable foreign regulatory authority, to perform different studies or studies in addition to those currently expected, including in response to the CRL received in July 2021, or if there are any delays in completing such studies or with the development of our sulopenem program or any future product candidates. Even if oral sulopenem or sulopenem are approved for commercial sale, we anticipate incurring significant costs associated with the commercial launch of oral sulopenem and/or sulopenem. Were we to enter into collaboration arrangements with third-party collaborators for commercialization of product candidates, our product revenues or the profitability of these product revenues to us would likely be lower than if we were to directly market and sell products in those markets.

Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. A decline in the value of our company could cause our shareholders to lose all or part of their investment.

Risks Related to Our Ordinary Shares and the Warrants

The exchange rate of the Exchangeable Notes is subject to adjustment for certain dilutive events, and we will be required to increase the exchange rate of the Exchangeable Notes as a result of this Rights Offering.

The exchange rate of the Exchangeable Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on our ordinary shares, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of capital shares, indebtedness, or assets, cash dividends, certain issuer tender or exchange offers and certain issuances for consideration per ordinary share less than the then-current exchange price, which is currently equivalent to approximately $9.5202 per ordinary share (at the current exchange rate of 105.398 shares per $1,000 of principal and interest on the Exchangeable Notes). In the event of an increase in the exchange rate of the Exchangeable Notes, the number of ordinary shares deliverable on an exchange of the Exchangeable Notes, assuming physical settlement, would increase.

In addition, in the event we elect to settle exchanges of Exchangeable Notes with ordinary shares, we would be limited in our ability to issue equity for other purposes which could adversely affect our shareholders and our ability to raise additional capital.

You may experience immediate and substantial dilution.

The Subscription Price is higher than the as adjusted net tangible book value per ordinary share. Therefore, if you purchase Units in this Rights Offering, you will experience immediate dilution of $1.119 per ordinary share, representing the difference between our as adjusted net tangible book value per ordinary share after giving effect to this Rights Offering and the Subscription Price, assuming no exercise of the warrants. For a further description of the dilution, you will experience immediately after this Rights Offering, see “Dilution” in this prospectus.

You may experience additional dilution as a result of future equity offerings or other issuances of securities.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the Subscription Price. We may sell ordinary shares or other securities in any other offering at prices that are less than the Subscription Price, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. You may experience dilution as a result of any shares issued as a result of future offerings or other issuances of our securities from our currently authorized share capital or any increased authorized share capital.

There is no public market for the 1-year warrants or the 5-year warrants being issued as part of the Units by us in this Rights Offering.

There is no established public trading market for the 1-year warrants or the 5-year warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list either the 1-year warrants or the 5-year warrants on any nationally securities exchange or other recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the warrants will be extremely limited.

Holders of warrants purchased as part of the Units offered in this Rights Offering will have no rights as ordinary shareholders until such holders exercise their warrants and acquire our ordinary shares, except as otherwise provided in the warrants.

Until holders of warrants acquire ordinary shares upon exercise thereof, such holders will have no rights with respect to the ordinary shares underlying the warrants, except to the extent that holders of the warrants will have certain rights to participate in distributions or dividends paid on our ordinary shares as set forth in the warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date.

The warrants are speculative in nature.

The warrants do not confer any rights of ordinary share ownership on their holders, such as voting rights, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, (i) holders of the 1-year warrants may exercise their right to acquire the ordinary shares and pay an exercise price of $1.21 per whole ordinary share, subject to certain adjustments, prior to one year from the date of issuance in the case of the 1-year warrants, after which date any unexercised 1-year warrants will expire and have no further value and (ii) of the 5-year warrants may exercise their right to acquire the ordinary shares and pay an exercise price of $1.21 per whole ordinary share, subject to certain adjustments, prior to five years from the date of issuance in the case of the 5-year warrants, after which date any unexercised 5-year warrants will expire and have no further value. Moreover, following this Rights Offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The 1-year warrants and the 5-year warrants will not be listed or quoted for trading on any national securities exchange or other recognized trading system. There can be no assurance that the market price of the ordinary shares will ever equal or exceed the exercise price of the 1-year warrants or the 5-year warrants, and consequently, it may not ever be profitable for holders of the 1-year warrants and/or the 5-year warrants to exercise such warrants.

Because we do not intend to pay dividends, our shareholders will benefit from an investment in our ordinary shares only if they appreciate in value.

We intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our ordinary shares will depend entirely upon any future appreciation. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which our shareholders purchased their shares.

If we fail to comply with the listing requirements of the Nasdaq Capital Market, we may be delisted and the price of our ordinary shares, our ability to access the capital markets and our financial condition could be negatively impacted and the delisting of our ordinary shares would result in an event of default and/or fundamental change under our debt instruments.

Our ordinary shares are currently listed for quotation on the Nasdaq Capital Market. To maintain the listing of our ordinary shares on the Nasdaq Capital Market, we are required to meet certain listing requirements, including, among others:

•	a minimum closing bid price of $1.00 per share, and

•	a market value of publicly held shares (excluding shares held by our officers, directors and 10% or more shareholders) of at least $1.0 million.

In addition to the above requirements, we must meet at least one of the following requirements:

•	shareholders’ equity of at least $2.5 million; or

•	a market value of listed securities of at least $35 million; or

•	net income from continuing operations of $500,000.

On April 3, 2024, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(1), because (i) the stockholders’ equity (deficit) of Iterum of approximately ($6.4 million) as of December 31, 2023, as reported in our Annual Report on Form 10-K for the year ended December 31, 2023, was below the minimum stockholders’ equity requirement of $2.5 million and (ii) we did not, as of April 3, 2024, meet the alternative standards of market value of listed securities or net income from continuing operations for compliance with Nasdaq Listing Rule 5550(b)(1).

Nasdaq’s letter has no immediate impact on the listing of our ordinary shares, which will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other continued listing requirements. The letter indicated that we had a period of 45 calendar days from the date of the letter to submit a plan to regain compliance. We submitted our plan to regain compliance to Nasdaq on May 20, 2024.

On May 29, 2024, we received a letter from Nasdaq notifying us that Nasdaq had reviewed our plan for regaining compliance with Nasdaq Listing Rule 5550(b)(1) and granted us a 180-calendar day extension from April 3, 2024 (or until September 30, 2024) to evidence compliance with Nasdaq Listing Rule 5550(b)(1).

If we fail to evidence compliance with Nasdaq Listing Rule 5550(b)(1) on or before September 30, 2024, we may be subject to delisting. Were this to occur, Nasdaq will provide us notice that our ordinary shares are to be subject to delisting. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if we do appeal any delisting determination by Nasdaq to the panel, that such appeal would be successful.

We intend to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. However, there can be no assurance that we will be able to regain compliance with Nasdaq Listing Rule 5550(b)(1), maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.

Although we have been able to regain compliance with Nasdaq listing requirements within the manner and time periods prescribed by Nasdaq in the past, there can be no assurance that we will be able to maintain compliance with the Nasdaq Capital Market continued listing requirements in the future or regain compliance with respect to the foregoing deficiency or any future deficiencies. This could impair the liquidity and market price of our ordinary shares. In addition, the delisting of our ordinary shares from a national exchange could have a material adverse effect on our access to capital markets, and any limitation on market liquidity or reduction in the price of our ordinary shares as a result of that delisting could adversely affect our ability to raise capital on terms acceptable to us, or at all. The delisting of our ordinary shares from The Nasdaq Stock Market could also negatively impact our financial condition as it would constitute a fundamental change under the Indenture governing our Exchangeable Notes, which could trigger an obligation for us to repurchase the Exchangeable Notes at a repurchase price of 300% of the principal amount of the outstanding Exchangeable Notes.

The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire our ordinary shares or warrants.

Under the Irish Takeover Rules, if an acquisition of ordinary shares and warrants were to increase the aggregate holding of the acquirer and its concert parties to ordinary shares and warrants that represent 30% or more of the voting rights of the company, then the acquirer and/or, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for all of the outstanding ordinary shares at a price not less than the highest price paid for the ordinary shares by the acquirer or its concert parties during the previous 12 months (known as a mandatory cash offer). This requirement would also be triggered by an acquisition of ordinary shares and warrants by a person holding (together with its concert parties) ordinary shares and warrants that represent between 30% and 50% of the voting rights in the company, if the effect of such acquisition was to increase that person’s percentage of the voting rights by 0.05% within any 12-month period.

Under the Irish Takeover Rules, certain separate concert parties are presumed to be acting in concert. Our board of directors and their relevant family members, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who holds 20% or more of our ordinary shares. The application of these presumptions may result in restrictions upon the ability of any such concert parties and/or members of our board of directors and the other holders of ordinary shares and warrants to acquire more of our securities. We, or any such holders, may consult with the Irish Takeover Panel from time to time with respect to the application of this presumption and the restrictions on the ability to acquire further securities, although we are unable to provide any assurance as to whether the Irish Takeover Panel would overrule this presumption. Accordingly, the application of the Irish Takeover Rules may restrict the ability of certain of our shareholders and directors to acquire our ordinary shares.

There can be no assurance that we will not be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax considerations to U.S. investors.

In general, a corporation organized outside the United States will be classified for U.S. federal tax purposes as a passive foreign investment company (“PFIC”), for any taxable year in which either (i) 75% or more of its gross income consists of “passive income,” or (ii) 50% or more of the value of its assets (generally determined on an average quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a foreign corporation that owns (or is treated as owning) at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of that other corporation and received directly its proportionate share of the income derived by that other corporation. “Passive income” generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes. Goodwill is generally characterized as a non-passive or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable.

Based on the expected nature and amount of our estimated gross income, the anticipated nature and estimated average value of our gross assets, the anticipated cash needs of our group’s operations and the nature and extent of the active businesses conducted by our “25% or greater” owned subsidiaries, we do not expect to be a PFIC for the taxable year ending December 31, 2024; however, our status, and the status of our non-U.S. subsidiaries, in any taxable year will depend on our assets and activities as determined at various times throughout that taxable year. Furthermore, the composition of our income and assets for the current and future taxable years will be affected by how, and how quickly, we spend the cash we have on hand or raise in this offering. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year. If we were a PFIC for any taxable year during which a U.S. holder (as defined below in the section entitled “Material Tax Considerations—U.S. Federal Income Tax Considerations for U.S. Holders”) is treated as owning our ordinary shares or warrants, the U.S. holder generally would be subject to adverse U.S. federal income tax considerations possibly including increased tax liability on disposition gains and “excess distributions,” and additional reporting requirements. See “Material Tax Considerations—Material U.S. Federal Income Tax Considerations for U.S. Holders—PFIC Rules.”

The receipt of subscription rights may be treated as a taxable distribution to you.

The receipt of subscription rights may be treated as a taxable distribution to you for U.S. federal income tax purposes. However, we intend to take the position that the distribution of the subscription rights in this Rights Offering with respect to our ordinary shares should be a non-taxable distribution to holders of ordinary shares under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion under the heading “Material Tax Considerations” below. This position is not binding on the Internal Revenue Service (“IRS”), or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, the receipt of subscription rights in this offering with respect to our ordinary shares may be treated as the receipt of a taxable distribution by holders of our ordinary shares equal to the fair market value of the subscription rights. Any such distribution would be treated as described below under “Material Tax Considerations—Material U.S. Federal Income Tax Considerations for U.S. Holders—Ownership and Disposition of Our Ordinary Shares—Distributions on Ordinary Shares.” The taxation of the distribution of the subscription rights to holders of eligible warrants is unclear. Each holder of ordinary shares or eligible warrants is urged to consult his, her or its own tax advisor with respect to the particular tax considerations of this Rights Offering to them.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, statements about:

•	our use of cash reserves;

•	our ability to continue as a going concern;

•	the design, initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our ability to resolve the issues set forth in the CRL received from the FDA in July 2021 in connection with our NDA for oral sulopenem;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the potential advantages of our product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	the commercialization of our product candidates, if approved;

•	our manufacturing plans;

•	our sales, marketing and distribution capabilities and strategy;

•	market acceptance of any product we successfully commercialize;

•	the pricing, coverage and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business and product candidates;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to defend and enforce any such intellectual property rights;

•	our ability to enter into strategic arrangements, collaborations and/or commercial partnerships in the United States and other territories and the potential benefits of such arrangements;

•	our estimates regarding expenses, capital requirements and needs for additional financing;

•	our expectations regarding how far into the future our cash on hand will fund our ongoing operations;

•	our financial performance;

•	developments relating to our competitors and our industry;

•	our ability to regain and maintain compliance with listing requirements of the Nasdaq Capital Market;

•	the impact of general economic conditions, including inflation;

•

our strategic process to sell, license, or otherwise dispose of our rights to oral sulopenem to maximise value for our stakeholders and the outcome, impact, effects and results of our pursuit of strategic alternatives, including the terms, timing, structure, value, benefits and costs of any strategic process and our ability to complete one at all;

•

other risks and uncertainties, including those described in the “Risk Factors” section of this prospectus and the “Risk Factors” sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024; and

•	our expected use of proceeds from the Rights Offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the “Risk Factors” section of this prospectus and any accompanying prospectus supplement. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, our Current Reports on Form 8-K and the other filings we make with the SEC after the date of this prospectus. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained or incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

In addition, statements that “we believe” and similar statements contained or incorporated by reference herein reflect our beliefs and opinions on the relevant subject. These statements are based upon information that was available to us as of the date such statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Although we cannot determine what the actual net proceeds from the sale of Units in the Rights Offering will be until the Rights Offering is completed, assuming the Rights Offering is fully subscribed, we expect to receive aggregate net proceeds from this Rights Offering of approximately $8.5 million, excluding any proceeds received upon exercise of any warrants, after deducting estimated fees and expenses payable by us.

We intend to use the net proceeds from this Rights Offering, together with our existing cash, cash equivalents and short-term investments to fund our ongoing strategic process, support the ongoing review of our NDA for oral sulopenem for the treatment of uUTIs, for pre-commercialization activities and for other general corporate and working capital purposes, which may include repayment of the 6.500% Exchangeable Senior Subordinated Notes due 2025. Other general corporate purposes may also include regulatory, commercial, manufacturing, research and development costs, the acquisition or licensing of other products, businesses or technologies and capital expenditures.

Pending their use, we may invest the net proceeds in interest-bearing, investment-grade securities, certificate of deposit or government securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our Units in this Rights Offering, you will experience an immediate dilution of the net tangible book value (deficit) per share of our ordinary shares. The net tangible book value (deficit) of our ordinary shares as of March 31, 2024, was $(6.2) million or $(0.373) per share. Net tangible book value (deficit) per share is determined by dividing our net tangible book value, which is our total assets, excluding goodwill and intangible assets, less total liabilities, by the total number of shares of our ordinary shares outstanding. Dilution per ordinary share represents the difference between the amount paid by purchasers of Units in this offering and the net tangible book value (deficit) per ordinary share immediately following the completion of this Rights Offering.

After giving effect to the assumed sale of 8,503,800 Units, consisting of an aggregate of 8,503,800 ordinary shares, 1-year warrants to purchase up to an additional 4,251,900 ordinary shares and 5-year warrants to purchase up to an additional 8,503,800 ordinary shares, in the Rights Offering at the Subscription Price of $1.21 per whole Unit, paid in cash, and after deducting our estimated offering expenses, dealer-manager fees and expenses payable by us, our pro forma net tangible book value (deficit) as of March 31, 2024 would have been $2.3 million or $0.091 per ordinary share. This represents an immediate increase in net tangible book value of $0.464 per ordinary share to our existing shareholders and an immediate dilution in pro forma net tangible book value of $1.119 per ordinary share to purchasers in this Rights Offering, as illustrated by the following table:

Subscription Price per ordinary share underlying each whole Unit	$		1.21
Net tangible book value (deficit) per ordinary share as of March 31, 2024		$(0.373)
Increase in historical net tangible book value per ordinary share attributable to this Rights Offering		$0.464

Pro forma net tangible book value per ordinary share as of March 31, 2024 after giving effect to this Rights Offering			$0.091
Dilution per ordinary share to investors subscribing for Units in this Rights Offering			$1.119

The discussion of dilution, and the table quantifying it, assume no exercise of any outstanding options or warrants, including the 1-year warrants to purchase up to 4,251,900 ordinary shares and 5-year warrants to purchase up to 8,503,800 ordinary shares which may be issued as part of the Units, or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

The number of ordinary shares to be outstanding after this Rights Offering is based on 16,470,414 ordinary shares outstanding as of March 31, 2024. The number of ordinary shares to be outstanding after this Rights Offering excludes:

•	1,108,988 ordinary shares issuable upon the exercise of share options to purchase ordinary shares as of March 31, 2024, at a weighted average exercise price of $2.73 per share;

•	16,666 ordinary shares issuable upon the vesting of outstanding restricted share units as of March 31, 2024;

•	133,140 additional ordinary shares available for future issuance as of March 31, 2024 under our 2018 Equity Incentive Plan;

•	178,100 additional ordinary shares available for future issuance as of March 31, 2024 under our 2021 Inducement Equity Incentive Plan;

•	480,186 ordinary shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $24.09 per share; and

•

1,477,133 ordinary shares issuable upon exchange of our outstanding 6.500% Exchangeable Senior Subordinated Notes due 2025, including the additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange as of March 31, 2024.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. We do not intend to declare or pay cash dividends on our ordinary shares in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors subject to applicable laws (including the Irish Companies Act, which requires, inter alia, Irish companies to have profits available for distribution (known as distributable reserves) equal to or greater than the amount of the proposed dividend), and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Unless we create sufficient distributable reserves from our business activities, the creation of such distributable reserves would involve a reduction of our share premium account, which would require the approval of 75% of our shareholders present and voting at a shareholder meeting, and of the Irish High Court. Our future ability to pay cash dividends on our shares may also be limited by the terms of any future debt or preferred securities.

THE RIGHTS OFFERING

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our ordinary shares or eligible warrant holder on the record date. If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to “—Notice To Brokers and Nominees” below.

Before deciding whether to exercise your subscription rights, you should carefully read this prospectus, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus.

General

We are distributing in the Rights Offering, at no charge to the holders as of the record date of our outstanding ordinary shares and eligible warrants, an aggregate of 17,007,601 non-transferable subscription rights to purchase an aggregate of 8,503,800 Units at a subscription price of $1.21 per whole Unit. We are distributing one subscription right for every ordinary share owned and every ordinary share issuable upon exercise of an eligible warrant as of the record date. Each whole Unit will consist of (a) one ordinary share, (b) a 1-year warrant to purchase 0.50 ordinary shares, and (c) a 5-year warrant to purchase one ordinary share. Each subscription right will entitle the holder thereof to purchase, at the holder’s election, at a subscription price of $0.605, 0.50 Units, consisting of (i) 0.50 ordinary shares, (ii) a 1-year warrant to purchase 0.25 ordinary shares and (iii) a 5-year warrant to purchase 0.50 ordinary shares.

Participation of Our Officers and Directors

Our executive officers and members of our board or directors who own ordinary shares and/or eligible warrants are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all shareholders and eligible warrant holders. Nevertheless, each such executive officer and director reserves the right, in his, her or its sole discretion, not to participate in the Rights Offering. Any such executive officer or director who exercises their subscription rights to subscribes for Units in the Rights Offering will pay $0.605 per 0.50 Units, the same Subscription Price paid by all other persons who exercise their subscription rights in the Rights Offering.

Basic Subscription Rights

Each subscription right will entitle you to purchase 0.50 Units at the Subscription Price of $0.605 per 0.50 Units. We are distributing one subscription right for every ordinary share owned and every ordinary share issuable upon exercise of an eligible warrant. You may exercise all or a portion of your subscription rights for whole Units only or you may choose not to exercise any of your subscription rights at all. You may only purchase whole Units at the Subscription Price in the Rights Offering. As of the date of this prospectus, one holder of eligible warrants to purchase 56,606 ordinary shares has waived their contractual right to participate in the Rights Offering.

Minimum Subscription Amount

There is no minimum overall subscription amount for the Rights Offering. However, no fractional Units will be issued upon the exercise of any subscription rights in this offering. As such, shareholders and/or eligible warrant holders must exercise subscription rights for the number of Units which would result in the issuance of at least one whole ordinary share to participate in the Rights Offering.

Over-Subscription Privilege

If you exercise your basic subscription rights in full, you may also choose to exercise your over-subscription privilege. To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the Rights Offering expires. Subject to proration and the limitations described in this prospectus, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of Units available, however, we will allocate the available Units pro-rata among the holders of ordinary shares and eligible warrants as of the record date exercising the over-subscription privilege in proportion to the number of ordinary shares and eligible warrants each of those shareholders and eligible warrant holders owned on the record date, relative to the number of ordinary shares and/or eligible warrants owned on the record date by all shareholders and holders of eligible warrants as of the record date exercising the over-subscription privilege. If this pro-rata allocation results in any shareholder or eligible warrant holder receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the over-subscription privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other shareholders and eligible warrant holders exercising the over-subscription privilege on the same pro-rata basis described above. The proration process will be repeated until all Units have been allocated. Computershare Trust Company, N.A., the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable after expiration of the Rights Offering.

We can provide no assurances that you will be entitled to purchase the number of Units issuable upon the exercise of your over-subscription privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for Units pursuant to the over-subscription privilege if all of our shareholders and holders of eligible warrants exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient Units are available following the exercise of basic subscription rights.

Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of basic subscription rights distributed to you in the Rights Offering, plus the over-subscription privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of ordinary shares and/or eligible warrants you held on the record date and by the extent to which other shareholders and holders of eligible warrants exercise their basic subscription rights and over-subscription privileges, all of which we cannot determine prior to completion of the Rights Offering. However, due to stock exchange restrictions, we will not issue Units in the Rights Offering to the extent that a holder would beneficially own, together with any other person with whom such holder’s securities may be aggregated under applicable law, more than 19.99% of our outstanding ordinary shares.

Subscription Price

The Subscription Price is $0.605 per 0.50 Units. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our ordinary shares or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

In determining the Subscription Price, our board of directors considered a variety of factors including those listed below:

•	our need to raise capital in the near term to continue our operations;

•	the current and historical trading prices of our ordinary shares;

•	a price that would increase the likelihood of participation in the Rights Offering;

•	the cost of capital from other sources;

•	the value of the ordinary share being issued as a component of the Unit;

•	the value of the 1-year warrants and 5-year warrants being issued as components of the Unit; and

•

comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the Subscription Price and the discount that the Subscription Price represents to the immediately prevailing closing prices for these offerings.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the actual value of our company or the Units, including the ordinary shares, the 1-year warrants or the 5-year warrants included as components thereof. The market price of our ordinary shares may decline during or after the Rights Offering. We cannot predict the price at which our ordinary shares will trade after the Rights Offering. You should obtain a current price quote for our ordinary shares and perform an independent assessment of the 1-year warrants and the 5-year warrants before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of subscription rights are irrevocable.

No Short-Sales

By exercising the subscription rights, you are representing to us that you have not entered into any short-sale or similar transaction with respect to our ordinary shares since the commencement date, July 22, 2024, for the Rights Offering and are agreeing that you will not, during the period beginning on the date on which you exercise your subscription right and ending on the closing date of the Rights Offering, enter into any short-sale or similar transaction with respect to our ordinary shares. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

Pre-emption Rights

The subscription rights are being issued to the holders of our ordinary shares in accordance with their statutory pre-emption rights pursuant to Section 1022 of the Irish Companies Act. The subscription rights are being issued to the eligible warrant holders pursuant to the Existing Pre-Emption Authority.

Expiration Time and Date

The subscription rights will expire and will have no value unless exercised prior to 5:00 p.m., Eastern Time, on August 6, 2024, unless the Subscription Period is extended. We reserve the right to extend the Subscription Period for additional periods in our sole discretion. We will notify you of any extension of the Subscription Period by issuing a press release. You must properly complete the enclosed rights certificate and deliver it, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription Agent prior to 5:00 p.m., Eastern Time, on August 6, 2024, unless the Subscription Period is extended. “Street name” holders should follow the subscription instructions and deadlines set by their broker, dealer, custodian bank or other nominee. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your subscription rights will be considered exercised at 5:00 p.m., Eastern Time, on August 6, 2024, the expiration of the Subscription Period. We will not be obligated to honor any purported exercise of subscription rights which the Subscription Agent receives after the expiration of the Subscription

Period, regardless of when you sent the documents regarding that exercise. As soon as practicable after the closing of the Rights Offering, the ordinary shares that are purchased as part of the Units in the Rights Offering will be issued in book-entry form meaning that you will receive a restricted book-entry statement from our transfer agent reflecting ownership of the ordinary shares if you are a holder of record of our ordinary shares. 1-year warrants and 5-year warrants that are purchased as part of the Units in the Rights Offering will be issued only in book-entry form (i.e., no physical warrants will be issued) meaning that you will receive a statement of ownership from Computershare Trust Company, N.A., who will serve as the initial Warrant Agent. If you hold your ordinary shares or eligible warrants in the name of a custodian bank, broker, dealer, or other nominee, (i) DTC will allocate the ordinary shares comprising the Units to the bank, broker, dealer or nominee for them to credit your account and (ii) the Warrant Agent will deliver a restricted book-entry statement to you which reflects your ownership of the 1-year warrants and the 5-year warrants comprising the Units that you purchased in the Rights Offering. Any payment of the aggregate Subscription Price for Units not validly purchased will be returned, without interest or penalty, as soon as practicable following the expiration of the Subscription Period.

Amendment, Extension or Cancellation

We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period; however, we do not intend to do so. We may cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period and for any reason. If we cancel or withdraw the Rights Offering, in whole or in part, all subscription rights will expire without value, and all payments of the aggregate Subscription Price received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Any amendment, extension or cancellation of the Rights Offering will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date. See “Risk Factors—Risks Related to the Rights Offering—We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period.”

Segregated Account; Return of Funds

The Subscription Agent will hold funds received in payment for Units in a segregated account pending closing of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is closed or is cancelled. If the Rights Offering is cancelled for any reason or fundamentally amended or revised, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Transferability of Subscription Rights

The subscription rights are not transferable. You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on the Nasdaq Capital Market or any other national securities exchange or other recognized trading system.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke, cancel or change the exercise of your subscription rights or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the ordinary shares and warrants underlying the Units offered pursuant to the Rights Offering at the Subscription Price.

Procedures for Exercising Subscription Rights

To exercise your subscription rights, you must take the following steps:

•

If you are a record holder of our ordinary shares or eligible warrant holder and wish to participate in the Rights Offering, you must deliver a properly completed and signed rights certificate, together with payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription Agent before 5:00 p.m., Eastern Time, on August 6, 2024, the expiration of the Subscription Period, unless such date is extended by us.

Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO ITERUM THERAPEUTICS PLC. You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9) in respect of the subscription rights you intend to exercise. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., Eastern Time, on August 6, 2024, unless such date is extended by us.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your subscription rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty.

If you send a payment that is insufficient to exercise the subscription amount or are otherwise ineligible to exercise subscription rights, your subscription rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period.

You will not receive interest on any payments refunded to you under the Rights Offering.

•

If your shares and/or eligible warrants are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the subscription rights you own. Your broker, dealer, custodian bank or other nominee will notify you of the Rights Offering. If you wish to exercise subscription rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from us. Instead, DTC will issue subscription rights to your nominee record holder. Please follow the instructions of and make any necessary payment arrangements with your broker, dealer, custodian bank or other nominee. You must follow any special instructions provided to you by your broker, dealer, custodian bank or other nominee (in the format requested by your nominee) with respect to the exercise of your subscription rights. DO NOT SEND ANY INSTRUCTIONS TO THE SUBSCRIPTION AGENT. YOUR INSTRUCTIONS MUST BE PROVIDED TO YOUR BROKER, DEALER, CUSTODIAN BANK, OR OTHER NOMINEE (IN THE FORMAT REQUESTED BY YOUR NOMINEE). Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your subscription rights will be considered exercised at 5:00 p.m., Eastern Time, on the expiration of the Subscription Period.

Instructions for Completing your Rights Certificate

You should read the instruction letter carefully and strictly follow it. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO ITERUM THERAPEUTICS PLC.

We will not consider your subscription to exercise your subscription rights received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate, payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9). The risk of delivery of all documents and payments is borne by you or your broker, dealer, custodian bank or other nominee, not by the Subscription Agent or us.

The method of delivery of rights certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the risk of the shareholder. If sent by mail, we recommend that you send rights certificates and payments by registered mail, postage prepaid, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the Subscription Period.

If your shares and/or eligible warrants are held in “street name” through a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, you must arrange to have your broker, bank, or other nominee effect all required steps on your behalf so that DTC may convey your subscription right exercise to the subscription agent.

Payment Methods

Payments submitted to the Subscription Agent must be made in full in U.S. currency by:

•	Personal check drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Iterum Therapeutics plc)”; or

•

wire transfer to the account information set forth on the rights certificate for the benefit of “Computershare Trust Company, N.A. (acting as Subscription Agent for Iterum Therapeutics plc)”. Should you wish to send your payment via wire, please contact the Information Agent for the specific wire instructions and format that must be used to ensure a successful wire transmission and that your subscription payment is applied to your account.

To be effective, any payment related to the exercise of a subscription right must be received by the Subscription Agent and clear prior to the expiration of the Subscription Period. You are responsible for all bank or similar fees and charges related to payment by check or wire transfer. You are also responsible for obtaining payment in proper form of the aggregate Subscription Price in respect of the subscription rights you intend to exercise, notwithstanding any limitations on the amount of payment that may be imposed by the institution facilitating your chosen form of payment.

Payment of the Subscription Price related to the exercise of a subscription right received after the expiration of the Subscription Period will not be honored, and the Subscription Agent will return your payment to you, without interest or penalty, as soon as practicable.

The Subscription Agent will be deemed to receive payment of the Subscription Price related to the exercise of a subscription right upon:

•	receipt by the Subscription Agent of personal check drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Iterum Therapeutics plc)”; or

•	receipt by the Subscription Agent of the wire transfer for the benefit of “Computershare Trust Company, N.A. (acting as Subscription Agent for Iterum Therapeutics plc).”

You are responsible for all bank or similar fees and charges related to payment by check or wire transfer.

If your shares and/or eligible warrants are held in “street name” through a broker, dealer, custodian bank or other nominee, then you should send payment of the aggregate Subscription Price to that record holder in accordance with their instructions.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised or do not forward full payment of the total Subscription Price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights solely with respect to the maximum number of subscription rights that may be exercised with the payment of your aggregate Subscription Price you delivered to the Subscription Agent. If we do not apply your full Subscription Price payment to your purchase of the Units, we or the Subscription Agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration of the Subscription Period. If you send a payment that is insufficient to exercise or are otherwise ineligible to exercise subscription rights, your subscription rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed.

Invalid Exercise

We reserve the right to treat as invalid, and will not be bound to allot or issue any Units in respect of, any exercise or purported exercise of a subscription right in any circumstances in which such offer, solicitation or exercise may be unlawful, including under the sanctions laws and regulations of the European Union and/or the United States of America.

Notice To Brokers and Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares for the account of others on the record date of the Rights Offering, you should notify the respective beneficial owners of such shares of the subscription rights Offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should take the appropriate steps through DTC exercise the subscription rights (to the extent instructed by the beneficial owner) through DTC’s ASOP system.

Foreign Shareholders and Eligible Warrant Holders

The Subscription Agent will not mail subscription rights certificates to you if you are a shareholder or eligible warrant holder of record whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your subscription rights, you must notify the Subscription Agent in writing or by recorded telephone conversation no later than five business days prior to the expiration date of the Rights Offering. We will determine whether the Rights Offering may be made to any such record date shareholder or eligible warrant holder. If no notice is received by such time or if we determine that such record date shareholder or eligible warrant holder may not participate in the Rights Offering, the subscription rights represented thereby will expire.

No Fractional Units

No fractional Units will be issued upon the exercise of any subscription rights in this offering and shareholders and/or eligible warrant holders must exercise subscription rights for the number of Units which would result in the issuance of at least one whole ordinary share to participate in the Rights Offering. Each shareholder and/or eligible warrant holder must therefore exercise subscription rights for at least one whole Unit to participate in the

Rights Offering. Further, warrants received by a shareholder and/or eligible warrant holder may only be exercised to purchase whole numbers of ordinary shares and may not be exercised in respect of any fractional ordinary shares. As a result, shareholders holding less than two ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than two ordinary shares may not be able to participate in the Rights Offering and shareholders holding less than four ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than four ordinary shares may not be able to acquire any exercisable 1-year warrants in the Rights Offering. Fractional Units resulting from the exercise of basic subscription rights and/or the over-subscription privileges will be eliminated by rounding down to the nearest whole Unit.

Tax Treatment of Subscription Rights Distribution

The U.S. federal income tax treatment of the receipt, exercise and expiration of the subscription rights is subject to uncertainty. See “Material Tax Considerations.”

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS OF THE RECEIPT, EXERCISE AND EXPIRATION OF SUBSCRIPTION RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

No Recommendation to Subscription Rights Holders

None of our board of directors, Subscription Agent or Information Agent is making any recommendation regarding your exercise of subscription rights in the Rights Offering or the sale or transfer of the ordinary shares, warrants or ordinary shares issuable upon exercise of the warrants. Further, we have not authorized anyone to make any recommendation. Holders who exercise subscription rights will incur investment risk on the money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus, as it may be supplemented from time to time. Before deciding whether to exercise your subscription rights, you should carefully read the information set forth under “Risk Factors” in this prospectus and in any document incorporated by reference into this prospectus.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights, including all bank or similar fees and charges related to payment by check or wire transfer. Neither the Subscription Agent, the Information Agent nor we will pay such commissions, fees, taxes, expenses or other charges.

Our Decisions Are Binding

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us. Our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine. We may also, in our sole discretion, reject the attempt to exercise any subscription rights. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. Neither we nor the Subscription Agent or the Information Agent will be under any duty to give notice of any defect or irregularity in connection with the submission of rights certificates.

Subscription Agent

Computershare Trust Company, N.A.is acting as the Subscription Agent for the Rights Offering under an agreement with us. All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to Computershare Trust Company, N.A. as follows:

By mail:	All trackable mail, including Overnight Delivery:

Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer; COY: ITRM P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer; COY: ITRM 150 Royall Street, Suite V Canton, MA 02021

Delivery will only be deemed valid if delivered in line with the above mailing instructions.

Information Agent

Georgeson LLC is acting as the Information Agent for the Rights Offering under an agreement with us.

If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please contact the Information Agent at the following address and telephone number:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll Free: (866) 920-4401

Dealer-Manager

Maxim Group LLC is acting as the sole dealer-manager for the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with the exercise of subscription rights. We have agreed to pay the dealer-manager certain fees for acting as dealer-manager and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this Rights Offering. The dealer-manager is not underwriting or placing any of the subscription rights or the ordinary shares or warrants being issued in the Rights Offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), the Units or the ordinary shares and warrants underlying the Units. See “Plan of Distribution” in this prospectus for additional information regarding the compensation payable to Maxim Group LLC.

Other Matters

The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer, issue and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Rights Offering and the distribution of this prospectus.

DESCRIPTION OF UNITS

The following description summarizes certain terms of the Units, which consist of ordinary shares and warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the ordinary shares, as set out in our Memorandum and Articles of Association, the form of warrant agent agreement and the form of warrant, which are filed as exhibits to the registration statement of which this prospectus constitutes a part. We will provide copies of these documents to you upon request.

In the Rights Offering, we are accepting subscriptions for 8,503,800 Units, at a subscription price of $1.21 per whole unit, with each whole Units consisting of (a) one ordinary share, (b) a 1-year warrant to purchase 0.50 ordinary shares and (c) a 5-year warrant to purchase one ordinary share. Each subscription right will entitle its holder to purchase 0.50 Units, at a subscription price of $0.605 per 0.50 Units, consisting of (i) 0.50 ordinary shares, (ii) a 1-year warrant to purchase 0.25 ordinary shares, and (iii) a 5-year warrant to purchase 0.50 ordinary shares. If all 17,007,601 of the subscription rights offered are exercised in the Rights Offering, the purchase of 8,503,800 whole Units will result in the issuance of an aggregate of 8,503,800 ordinary shares, 1-year warrants to purchase up to 4,251,900 ordinary shares and 5-year warrants to purchase up to 8,503,800 ordinary shares.

The Units will not be transferable, issued as a separate security or listed on any national securities exchange or other recognized trading system. The components of the Units will immediately separate from one another upon the closing of the Rights Offering such that the ordinary shares and the warrants to purchase our ordinary shares will constitute separate securities and will be issued and transferable separately.

Any subscription for Units that is accepted will be settled by the issuance and delivery of the components of the Units.

DESCRIPTION OF 1-YEAR WARRANTS

The following description summarizes certain terms of the 1-year warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the 1-year warrants and the related warrant agent agreement, forms of which are filed as exhibits to the registration statement of which this prospectus constitutes a part. Prospective investors should carefully review the terms and provisions of the form of the 1-year warrant for a complete description of the terms and conditions of the 1-year warrants. We will provide copies of the form of this document to you upon request.

Duration and Exercise Price

The 1-year warrants will be issued pursuant to a related warrant agent agreement between us and the Warrant Agent. The 1-year warrants are subject to the terms of the 1-year warrant itself and the warrant agent agreement and may only be exercised or transferred in accordance with the terms thereof. Each 1-year warrant included in a whole Unit offered hereby will be a warrant to purchase 0.50 ordinary shares and will have an initial exercise price equal to $1.21 per whole ordinary share. The warrants will initially be issued by electronic entry registration on the books of the Warrant Agent (such form, “book-entry”), will be exercisable upon issuance and will expire one year from the date of issuance. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price. The 1-year warrants will be issued separately from the ordinary shares and 5-year warrants comprising the Units.

Exercisability

In order to exercise all or any of the 1-year warrants, the holder thereof is required to deliver to the Warrant Agent a notice of exercise, substantially in the form attached to the 1-year warrant, for warrants held in certificated form, or in the from attached to the related warrant agent agreement, for warrants held in book-entry form, and pay the amount of the full exercise price for each ordinary share in the manner specified in the 1-year warrant and the related warrant agent agreement. The 1-year warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise share in the manner specified in the 1-year warrant and the related warrant agent agreement. A holder (together with its affiliates) may not exercise any portion of the 1-year warrant to the extent that the holder would own more than 19.99% of the outstanding ordinary shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the 1-year warrants. Notwithstanding the foregoing, we and the Warrant Agent may, in our sole discretion, from time to time agree to allow holders of the 1-year warrants to exercise their 1-year warrants using procedures other than those described in the 1-year warrant and the related warrant agent agreement. Holders of 1-year warrants that would like to request alternative exercise procedures will need to contact us and the Warrant Agent.

Cashless Exercise

If, at the time a holder exercises its 1-year warrants, a registration statement registering the issuance of the ordinary shares underlying the 1-year warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the 1-year warrants.

Under Irish law, we are prohibited from issuing shares without at least the nominal value of the share being paid up. Therefore, in advance of undertaking a cashless exercise of 1-year warrants, the holder will be required to pay the aggregate nominal amount of the shares issuable upon exercise of the 1-year warrants (the aggregate amount equal to the product of (i) the number of ordinary shares underlying the 1-year warrants multiplied by (ii) $0.01).

Adjustments

The number of ordinary shares issuable upon exercise of the 1-year warrants and the exercise price will be subject to customary adjustments including for certain dividends, distributions subdivisions, combinations and reclassifications of our ordinary shares.

Fractional Shares

No fractional ordinary share will be issued upon the exercise of the 1-year warrants. Rather, the number of ordinary shares to be issued will be rounded down to the nearest whole number. As a result, shareholders holding less than four ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than four ordinary shares may not be able to acquire any exercisable 1-year warrants in the Rights Offering.

Fundamental Transactions

In the event of a fundamental transaction, as described in the 1-year warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the 1-year warrants will be entitled to receive upon exercise of the 1-year warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the 1-year warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a 1-year warrant may be transferred at the option of the holder upon surrender of the 1-year warrant (if in certificated form) to the Warrant Agent together with the assignment form, substantially in the form attached to the 1-year warrant, for warrants held in certificated form, or in the from attached to the related warrant agent agreement, for warrants held in book-entry form, along with the appropriate instruments of transfer in the manner specified in the 1-year warrant and the related warrant agent agreement. Notwithstanding the foregoing, we and the Warrant Agent may, in our sole discretion, from time to time agree to allow holders of the 1-year warrants to transfer their 1-year warrants using procedures other than those described in the 1-year warrant and the related warrant agent agreement. Holders of 1-year warrants that would like to request alternative transfer procedures will need to contact us and the Warrant Agent.

Trading Market

There is no trading market available for the 1-year warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the warrants will be extremely limited. The ordinary shares issuable upon exercise of the 1-year warrants are currently traded on the Nasdaq Capital Market.

Rights as a Shareholder

Except as otherwise provided in the 1-year warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the 1-year warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their 1-year warrants. The 1-year warrants will provide that holders have the right to participate in distributions or dividends paid on our ordinary shares.

Amendment

No provision of the 1-year warrants or the related warrant agent agreement may be amended, modified, or waived, except in a written document signed by us and the Warrant Agent.

Warrant Agent

The Warrant Agent for the 1-year warrants will initially be Computershare Trust Company, N.A.

Governing Law

The warrant agent agreement and the 1-year warrants are governed by, and will be construed in accordance with, the laws of the State of New York.

Tax Considerations

For a discussion of certain U.S. federal income tax and certain Irish tax considerations relating to the 1-year warrants, see “Material Tax Considerations.”

DESCRIPTION OF 5-YEAR WARRANTS

The following description summarizes certain terms of the 5-year warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the 5-year warrants and the related warrant agent agreement, forms of which are filed as exhibits to the registration statement of which this prospectus constitutes a part. Prospective investors should carefully review the terms and provisions of the form of 5-year warrant for a complete description of the terms and conditions of the 5-year warrants. We will provide copies of the form of this document to you upon request.

Duration and Exercise Price

The 5-year warrants will be issued pursuant to a warrant agent agreement between us and the Warrant Agent. The 5-year warrants are subject to the terms of the 5-year warrant itself and the related warrant agent agreement and may only be exercised or transferred in accordance with the terms thereof. Each 5-year warrant included in a whole Unit offered hereby will be a warrant to purchase one ordinary share and will have an initial exercise price equal to $1.21 per whole ordinary share. The 5-year warrants will initially be issued in book-entry form, will be exercisable upon issuance and will expire five years from the date of issuance. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price. The 5-year warrants will be issued separately from the ordinary shares and 1-year warrants comprising the Units.

Exercisability

In order to exercise all or any of the 5-year warrants, the holder thereof is required to deliver to the Warrant Agent a notice of exercise, substantially in the form attached to the 5-year warrant, for warrants held in certificated form, or in the from attached in the form attached to the related warrant agent agreement, for warrants held in book-entry form, and pay the amount of the full exercise price for each ordinary share. The 5-year warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise in the manner specified in the 5-year warrant and the related warrant agent agreement, unless otherwise agreed to by the Warrant Agent. A holder (together with its affiliates) may not exercise any portion of the 5-year warrant to the extent that the holder would own more than 19.99% of the outstanding ordinary shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the 5-year warrants. Notwithstanding the foregoing, we and the Warrant Agent may, in our sole discretion, from time to time agree to allow holders of the 5-year warrants to exercise their 5-year warrants using procedures other than those described in the 5-year warrant and the related warrant agent agreement. Holders of 5-year warrants that would like to request alternative exercise procedures will need to contact us and the Warrant Agent.

Cashless Exercise

If, at the time a holder exercises its 5-year warrants, a registration statement registering the issuance of the ordinary shares underlying the 5-year warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the 5-year warrants.

Under Irish law, we are prohibited from issuing shares without at least the nominal value of the share being paid up. Therefore, in advance of undertaking a cashless exercise of 5-year warrants, the holder will be required to pay the aggregate nominal amount of the shares issuable upon exercise of the 5-year warrants (the aggregate amount equal to the product of (i) the number of ordinary shares underlying the 5-year warrants multiplied by (ii) $0.01).

Adjustments

The number of ordinary shares issuable upon exercise of the 5-year warrants and the exercise price will be subject to customary adjustments including for certain dividends, distributions subdivisions, combinations and reclassifications of our ordinary shares.

Fractional Shares

No fractional ordinary share will be issued upon the exercise of the 5-year warrants. Rather, the number of ordinary shares to be issued will be rounded down to the nearest whole number. Since no fractional subscription rights are being distributed and no fractional Units will be issued upon the exercise of any subscription rights, shareholders holding less than two ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than two ordinary shares may not be able to participate in or acquire any exercisable 5-year warrants in this Rights Offering.

Fundamental Transactions

In the event of a fundamental transaction, as described in the 5-year warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the 5-year warrants will be entitled to receive upon exercise of the 5-year warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the 5-year warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a 5-year warrant may be transferred at the option of the holder upon surrender of the 5-year warrant (if in certificated form) to the Warrant Agent together with the assignment form, substantially in the form attached to the 5-year warrant, for warrants held in certificated form, or in the from attached to the related warrant agent agreement, for warrants held in book-entry form, along with the appropriate instruments of transfer in the manner specified in the 5-year warrant and the related warrant agent agreement. Notwithstanding the foregoing, we and the Warrant Agent may, in our sole discretion, from time to time agree to allow holders of the 5-year warrants to transfer their 5-year warrants using procedures other than those described in the 5-year warrant and the related warrant agent agreement. Holders of 5-year warrants that would like to request alternative transfer procedures will need to contact us and the Warrant Agent.

Trading Market

There is no trading market available for the 5-year warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the 5-year warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the warrants will be extremely limited. The ordinary shares issuable upon exercise of the 5-year warrants are currently traded on the Nasdaq Capital Market.

Rights as a Shareholder

Except as otherwise provided in the 5-year warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the 5-year warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their 5-year warrants. The 5-year warrants will provide that holders have the right to participate in distributions or dividends paid on our ordinary shares.

Amendment

No provision of the 5-year warrants or the related warrant agent agreement may be amended, modified, or waived, except in a written document signed by us and the Warrant Agent.

Warrant Agent

The Warrant Agent for the 5-year warrants will initially be Computershare Trust Company, N.A.

Governing Law

The warrant agent agreement and the 5-year warrants are governed by, and will be construed in accordance with, the laws of the State of New York.

Tax Considerations

For a discussion of certain U.S. federal income tax and certain Irish tax considerations relating to the 5-year warrants, see “Material Tax Considerations.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our Memorandum and Articles of Association (our “Constitution”), and applicable provisions of the Irish Companies Act. You should read our Constitution including our Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Capital Structure—Authorized and Issued Share Capital

Our authorized share capital consists of 80,000,000 ordinary shares of $0.01 each and 100,000,000 undesignated preferred shares of $0.01 each. As of June 30, 2024, we had 16,584,029 ordinary shares outstanding held by five shareholders of record and no preferred shares outstanding.

The directors are generally authorized to allot and issue shares subject to the maximum authorized share capital contained in our Constitution. Please see “Pre-emption Rights, Share Warrants and Share Options” below for more details on the statutory pre-emption rights that currently apply to such allotment. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”) (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

The rights and restrictions to which the ordinary shares are subject are prescribed in our Articles of Association. Our Articles of Association entitle our board of directors, without shareholder approval, to determine the terms of our preferred shares. Preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option and may be convertible into or exchangeable for shares of any of our other class or classes, depending on the terms of such preferred shares. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, our Articles of Association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Issuance of Shares

As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares for cash without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Our board of directors is authorized pursuant to a shareholder resolution passed on May 3, 2023 to issue new ordinary or preferred shares up to the amount of the authorized but unissued share capital as at that date without shareholder approval for a period of five years from the date of the passing of the resolution, subject to the statutory pre-emption right described below. Please see “Description of Share Capital—Pre-emption Rights, Share Warrants and Share Options” below for more details on the statutory pre-emption rights that currently apply to such allotment.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law before a company can issue ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares, for cash, the company must first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis. This is commonly referred to as the statutory pre-emption right.

The statutory pre-emption right can be dis-applied, or opted-out of, by approval of the shareholders in order to give boards the ability to more efficiently and cost-effectively access the capital markets. These opt-out approvals are typically valid for a maximum period of five years as allowable under Irish law.

Pursuant to a resolution passed at our extraordinary general meeting held on January 28, 2021, our board of directors was authorized to allot and issue up to 20,000,000 ordinary shares and 100,000,000 preferred for cash without first offering those shares to our existing shareholders for a period expiring on January 26, 2026. Any issuances of shares for cash in excess of this authority (or any future authority that may be granted) will need to be offered to existing shareholders on a pro-rata basis to their existing shareholding before the shares may be issued to any new shareholders.

Our Articles of Association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the Articles of Association. We are subject to the rules of the Nasdaq Capital Market that require shareholder approval of certain equity plans and share issuances. Our board of directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share-based grant must be paid pursuant to the Irish Companies Act.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, so far as not previously utilized by distribution or capitalization, less accumulated realized losses of a company, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction, on a standalone basis. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called-up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the undenominated capital, the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that we are prohibited from distributing by applicable law.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of the company. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of the company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. The “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of the distribution.

Consistent with Irish law, our Articles of Association authorize the directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. Dividends may be paid in U.S. dollars or any other currency.

Our directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

Our directors may also authorize the issuance of shares with preferred rights to participate in our declared dividends. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Our Articles of Association provide that, in general, any ordinary share which we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions.” If our Articles of Association did not contain such provisions, all repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “—Purchases by Subsidiaries” including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by us pursuant to the Articles of Association or the purchase of our ordinary shares by a subsidiary of the Company, in each case in accordance with our Articles of Association and Irish law as described below.

Repurchases and Redemptions

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves (which are described above under “Dividends”) or, if the company proposes to cancel the shares on redemption, the proceeds of a new issue of shares for that purpose. The redemption of redeemable shares may only be made by us where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the company. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provisions of our articles described above, shareholder approval will not be required to redeem our shares.

We may also be given an additional general authority by our shareholders to purchase our own shares on-market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors may also issue preferred shares or other classes or series of shares which may be redeemed at either our option or the option of the shareholder, depending on the terms of such preferred shares. Please see “Description of Share Capital—Capital Structure—Authorized and Issued Share Capital.”

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, an Irish or non-Irish subsidiary of the Company may purchase our shares either as overseas market purchases on a recognized stock exchange such as the Nasdaq or off-market. For a subsidiary of ours to make market purchases of our shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular market purchase by a subsidiary of our shares is required. We may elect to seek such general authority, which must expire no later than 18 months after the date on which it was granted, at our annual general meetings.

For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and from the date of the notice of the meeting at which the resolution approving the contract is proposed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The Nasdaq Capital Market, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares of ours, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary of ours must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Articles of Association provide that we will have a first and paramount lien on every share for all debts and liabilities of any shareholder to the company, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the Articles of Association of an Irish company limited by shares and will only be applicable to our shares that have not been fully paid up. See “—Transfer and Registration of Shares.”

Consolidation and Division; Subdivision

Under our Articles of Association, we may, by ordinary resolution (unless the directors determine otherwise), divide all or any of our issued share capital into shares of smaller nominal value than our existing shares (often referred to as a share split) or consolidate all or any of our issued share capital into shares of larger nominal value than is fixed by our memorandum of association (often referred to as a reverse share split), provided that the proportion between the amount paid for such share and the amount, if any, unpaid on each reduced share after the subdivision remains the same.

Reduction of Share Capital

We may, by ordinary resolution (unless the directors determine otherwise), reduce our authorized but unissued share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

Annual General Meetings of Shareholders

We are required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland, provided that technological means are provided to enable shareholders to participate in the meeting without leaving Ireland.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles of Association provide for a minimum notice period of 21 clear days (i.e. 21 days excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect), which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are (i) the consideration of the statutory financial statements, report of the directors, and report of the statutory auditors, (ii) review by the members of the company’s affairs and (iii) the appointment or re-appointment of the statutory auditors.

At any annual general meeting, only such business may be conducted as has been brought before the meeting:

•	in the notice of the meeting;

•	by or at the direction of the board of directors;

•	in certain circumstances, at the direction of the Irish High Court;

•	as required by law; or

•	that the chairman of the meeting determines is properly within the scope of the meeting.

In addition, and subject to compliance with our Articles of Association, shareholders entitled to vote at an annual general meeting may propose business in advance of the meeting to be considered thereat.

Extraordinary General Meetings of Shareholders

Our extraordinary general meetings may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of our paid-up share capital carrying voting rights, (iii) in certain circumstances, on requisition of our auditors; or (iv) in exceptional cases, by order of the Irish High Court.

Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business will be conducted as is set forth in the notice thereof or is proposed pursuant to and in accordance with the procedures and requirements set out in our Articles of Association.

Notice of an extraordinary general meeting must be given to all of our shareholders and to our auditors. Under Irish law and our Articles of Association, the minimum notice periods are 21 clear days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

If the board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that the fact is known to a director to be held not later than 56 days from such date. This meeting must be convened for the purpose of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more members whose name is entered in our register of members as a registered holder of shares present in person or by proxy at any meeting of shareholders holding not less than a majority of the issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.

Voting

Our Articles of Association provide that all votes at a general meeting will be decided on a poll and that the board of directors or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our Articles of Association, which provide that our board of directors may permit shareholders to notify us of their proxy appointments electronically.

In accordance with our Articles of Association, our directors may from time to time authorize the issuance of preferred shares or any other class or series of shares. These shares may have such voting rights as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be satisfied in the terms of such shares). Treasury shares or shares of ours that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the objects as contained in our memorandum of association;

•	amending our Articles of Association;

•	approving a change of name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit; transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration from a public limited company to a private company;

•	purchase of own shares off-market;

•	reduction of issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that the company be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes;

•	setting the re-issue price of treasury shares; and

•	variation of class rights attaching to classes of shares (where our Articles of Association do not provide otherwise).

Neither Irish law nor any of our constituent documents places limitations on the right of non-resident or foreign owners to vote or hold our shares.

Variation of Rights Attaching to a Class or Series of Shares

Under our Articles of Association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

The provisions of our Articles of Association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Record Date

Our Articles of Association provide that the board of directors may fix in advance a date as the record date (i) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not be more than 60 days before the date of such meeting, and (ii) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not be more than 60 days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

If no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under our Articles of Association will be the record date for such determination of members.

Shareholder Proposals

Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting of a U.S.-listed company, other than as set out in the Articles of Association of a company. Under our Articles of Association, in addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our corporate secretary.

To be timely for an annual general meeting, a shareholder’s notice to our secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at our registered office (i) with respect to our first annual general meeting as a public limited company, not later than the 10th day following the day on which public announcement of the date of such annual general meeting is made and

(ii) with respect to all other annual general meetings not less than 90 days nor (except for shareholder proposals subject to Rule14a-8(e)(3) of the Exchange Act) more than 120 days before the first anniversary of the notice convening our annual general meeting for the prior year. In the event that the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the preceding year’s annual general meeting, notice by the member must be so delivered by close of business on the day that is not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (a) 90 days prior to the day of the contemplated annual general meeting or (b) 10 days after the day on which public announcement of the date of the contemplated annual general meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

To be timely for business or nominations of a director at an extraordinary general meeting, notice must be delivered, or mailed and received not less than 90 days nor (except for shareholder proposals subject to Rule14a-8(e)(3) of the Exchange Act) more than 120 days prior to the date of such extraordinary general meeting or, if the first public announcement of the date of the extraordinary general meeting is less than 100 days prior to the date of the meeting, by close of business 10 days after the day on which the public announcement of the date of the extraordinary general meeting is first made by us.

For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of our shares. The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in our Articles of Association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.

Shareholders’ Suits

In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go unredressed. The cause of action may be against a director, another person or both.

A shareholder may also bring proceedings against us in his or her own name where the shareholder’s rights as such have been infringed or where our affairs are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Irish Companies Act and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of our Constitution; (ii) inspect and obtain copies of the minutes of general meetings and any resolutions; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (iv) inspect copies of directors’ service contracts; (v) inspect copies of instruments creating charges; (vi) receive copies of statutory financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (vii) receive financial statements of a subsidiary company of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law with the notice of annual general meeting and must be presented to our shareholders at our annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

•

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of (i) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, and (ii) representing 75% in value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholder of each participating class or series and the court, is binding on all of the shareholders of each participating class or series;

•

through a tender or takeover offer by a third party, in accordance with the Irish Takeover Rules and the Irish Companies Act, for all of our shares. Where the holders of 80% or more of our shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders may also be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise its “squeeze-out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such term as an Irish court, on application of the bidder or non-tendering shareholder, may order. If our shares were to be listed on the Euronext Dublin or another regulated stock exchange in the European Union, the aforementioned 80% threshold would be increased to 90%;

•

by way of a transaction with a company incorporated in the European Economic Area which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA) under European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023. Such a transaction must be approved by a special resolution and by the Irish High Court. If we are being merged with another EEA company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value; and

•	by way of a merger with another Irish company under the Irish Companies Act which must be approved by a special resolution and by the Irish High Court.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If we are being merged as the transferor company with another EEA company under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 or if we are being merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. Our shareholders must therefore make such a notification to us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or if, as a result of a transaction, a shareholder who was interested in 3% or more of our shares ceases to be so interested. Where a shareholder is interested in 3% or more of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to us within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, under the Irish Companies Act, we may by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, will be void;

•	no voting rights will be exercisable in respect of those shares;

•	no further shares will be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment will be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1.0% or more.

Irish Takeover Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below. Takeovers by means of a scheme of arrangement are also generally subject to these regulations.

General Principles

The Irish Takeover Rules are built on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer. If the board of directors of the target company advises the holders of the securities with respect to the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s places of business;

•	the board of directors of a target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

an offeror can only announce an offer after ensuring that it can fulfill in full any cash consideration offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•

a target company may not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company, particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties (which generally mean persons acting in concert with the acquirer) to shares carrying 30% or more of the voting rights in our shares, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash tender offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous twelve months.

This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in us if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve month period.

Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is a tender offer that is not a mandatory offer. If an offeror or any of its concert parties acquires any of our shares of the same class as the shares that are the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for our shares of that class by the offeror or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to twelve months if the Panel, having regard to the General Principles, believes it is appropriate to do so.

If the offeror or any of its concert parties has acquired our shares of the same class as the shares that are the subject of the voluntary offer (i) during the period of twelve months prior to the commencement of the offer period which represent 10% or more of the nominal value of the issued shares of that class or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the offeror or its concert parties for shares (of that class) during, in the case of (i), the period of twelve months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to an offeror who, together with its concert parties, has acquired less than 10% of the nominal value of the issued shares of the class of shares that is the subject of the offer in the twelve-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of an offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights in our shares. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights in our shares is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights in our shares and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of certain other acquisitions of shares or rights over shares relating to such holdings.

Anti-Takeover Provisions

Shareholder Rights Plan

Our Articles of Association expressly authorize our board of directors to adopt a shareholder rights plan, subject to applicable law.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by our shareholders at a general meeting; or

•	the Irish Takeover Panel has given its consent, where:

•	it is satisfied the action would not constitute frustrating action;

•	our shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Business Combinations with Interested Shareholders

Our Articles of Association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which the person became a 15% shareholder unless: (i) prior to the date on which the person becomes a 15% shareholder, a committee of our disinterested directors approved the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

Further Provisions

Certain other provisions of Irish law or our Constitution may be considered to have anti-takeover effects, including advance notice requirements for director nominations and other shareholder proposals, as well as those described under the sections entitled “—Description of Share Capital—Capital Structure—Authorized and Issued Share Capital” (regarding issuance of preferred shares), “Description of Share Capital—Pre-emption Rights, Share Warrants and Share Options,” “—Description of Share Capital—Disclosure of Interests in Shares,” “—Description of Share Capital—Appointment of Directors,” “—Description of Share Capital—Removal of Directors.”

Insider Dealing

The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

Indemnification of Directors and Officers

To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its Articles of Association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Act.

Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We have also entered into indemnification agreements with each of our directors and executive officers. In addition, our subsidiary, Iterum Therapeutics US Limited, has entered into an indemnification agreement with each of our directors and executive officers. These agreements, among other things, require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or executive officer.

We are permitted under our Articles of Association and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Corporate Governance

Our Articles of Association allocate authority over the day-to-day management of the company to the board of directors. Our board of directors may then delegate management of the Company to committees of the board of directors or such other persons as it thinks fit. Regardless of any delegation, the board of directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of our Company. The board of directors may create new committees or change the responsibilities of existing committees from time to time. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of the committee.

Legal Name; Incorporation; Fiscal Year; Registered Office

Our legal and commercial name is Iterum Therapeutics plc. We were incorporated in Ireland in June 2015 and re-registered as a public limited company in March 2018. Our registered address is Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland. As set forth in our memorandum of association, our purpose, among other things, is to carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiaries or associated companies.

Appointment of Directors

The Irish Companies Act provides for a minimum of two directors. Our Articles of Association provide that the number of directors will be not less than two and not more than 13. The authorized number of directors within the prescribed range will be determined solely by our board of directors and does not require approval or ratification by the shareholders in a general meeting. Our directors will be elected by way of an ordinary resolution at a general meeting save that directors in contested elections will be elected by a plurality of the votes of the shares present in person or represented by proxy at the relevant general meeting and entitled to vote on the election of directors. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors may appoint an additional director or additional directors to make up such minimum or may convene a general meeting for the purpose of making such appointment. Casual vacancies may be filled by the board of directors.

Our Articles of Association provide that our board of directors is divided into three classes serving staggered three-year terms. Shareholders do not have cumulative voting rights. Accordingly, the holder of a majority of the voting rights attaching to our ordinary shares will, as a practical matter, be entitled to control the election of all directors. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring.

Under our Articles of Association, our board of directors has the authority to appoint directors to the board either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board of directors may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under our Articles of Association, if the board of directors fills a vacancy, the director will hold this position as a director for a term that will coincide with the remaining term of the relevant class of director. If there is an appointment to fill a casual vacancy or an addition to the board, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board of directors in accordance with our Articles of Association.

Removal of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the Articles of Association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, provided that notice of the intention to move any such resolution be given by the shareholders to the company not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting.

The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal.

Director Interested Transactions

Under the Irish Companies Act and our Articles of Association, a director who has an interest in a proposal, arrangement or contract is required to declare the nature of his or her interest at the first opportunity either (i) at a meeting of the board of directors at which such proposal, arrangement or contract is first considered (provided such director knows this interest then exists, or in any other case, at the first meeting of the board of directors after learning that he or she is or has become so interested) or (ii) by providing a general notice to the directors declaring that he or she is to be regarded as interested in any proposal, arrangement or contract with a particular person, and after giving such general notice will not be required to give special notice relating to any particular transaction. Provided the interested director makes such required disclosure, he or she shall be counted in determining the presence of a quorum at a meeting regarding the relevant proposal, arrangement or contract and will be permitted to vote on such proposal, arrangement or contract.

Pursuant to our Articles of Association, it is within the directors’ sole discretion to determine their compensation.

Borrowing

Pursuant to our Articles of Association, among the directors’ powers are the right to borrow money and to mortgage or charge the company’s undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

Duration; Dissolution; Rights upon Liquidation

Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Irish Corporate Enforcement Authority where the affairs of the company have been investigated by an inspector and it appears from the report or any information obtained by the Irish Corporate Enforcement Authority that we should be wound up.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in our Articles of Association or the terms of any shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up. If the Articles of Association and terms of issue of the shares of the Company contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Articles of Association provide that our ordinary shareholders may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of ordinary shareholders to participate may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Share Certificates

Pursuant to the Irish Companies Act, a shareholder is entitled to be issued a share certificate on request and subject to payment of a nominal fee.

Stock Exchange Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ITRM.” Our ordinary shares are not listed on the Euronext Dublin.

No Sinking Fund

Our shares have no sinking fund provisions.

Transfer and Registration of Shares

Our transfer agent is Computershare Trust Company, N.A. The transfer agent maintains our share register, and registration in the share register will be determinative of membership in us. A shareholder of ours who only holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Our Articles of Association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a transferee. In the event of any such payment, we are (on behalf of ourselves or our affiliates) entitled to (i) seek reimbursement from the transferee or transferor (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee or transferor (at its discretion) and (iii) have a lien against the shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by us.

Our Articles of Association delegate to our secretary (or such other person as may be nominated by the secretary for this purpose) the authority to execute an instrument of transfer on behalf of a transferring party.

Our Articles of Association grant our board of directors general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only, the instrument of transfer is accompanied by the certificate of shares to which it relates (if any) and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, the instrument of transfer is in favor of not more than four transferees and it is lodged at our registered office or such other place as our directors or secretary may appoint.

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year, as our board of directors may from time to time determine (except as may be required by law).

MATERIAL TAX CONSIDERATIONS

MATERIAL IRISH TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a summary of the material Irish tax considerations for certain beneficial holders of our ordinary shares and/or warrants. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of our ordinary shares and/or warrants should consult their own tax advisors about the Irish tax considerations (and the tax considerations under the laws of other relevant jurisdictions) of this offering, including the acquisition, ownership and disposal of our ordinary shares and/or warrants. The summary applies only to shareholders and holders of warrants who will own our ordinary shares or warrants as capital assets and does not apply to other categories of shareholders or holders of warrants, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders or holders of warrants who have, or who are deemed to have, acquired our ordinary shares or warrants by virtue of an Irish office or employment (performed or carried on in Ireland). Such persons may be subject to special rules.

Tax on Chargeable Gains

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%. A disposal of our ordinary shares or warrants by a shareholder or holder of warrants who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such shares or warrants are used, held or acquired for the purposes of a trade or business carried on by such shareholder or holder of warrants through a branch or agency in Ireland.

A holder of our ordinary shares or warrants who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of our ordinary shares or warrants during the period in which such individual is non-resident.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

The rate of stamp duty on the grant or transfer of warrants is 1% of the price paid or the market value of the warrant, whichever is greater, and is payable by the recipient or transferee of the warrants, as applicable.

Shares Held Through DTC

A transfer of our ordinary shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. On the basis that most of our ordinary shares are expected to be held through DTC, it is anticipated that most transfers of our ordinary shares will be exempt from Irish stamp duty.

Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of our ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

•	there is no change in the beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Withholding Tax on Dividends

As noted elsewhere in this prospectus, we do not expect to pay dividends for the foreseeable future. To the extent that we do make dividend payments (or other returns to shareholders that are treated as “distributions” for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax (“DWT”), currently at a rate of 25%.

For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.

General Exemptions

The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.

Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:

•

a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (Relevant Territories for DWT purposes include the following: Albania, Armenia, Australia, Austria, Bahrain, Belarus, Belgium, Bosnia & Herzegovina, Botswana, Bulgaria, Canada, Chile, China, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Greece, Hong Kong, Hungary, Iceland, India, Israel, Italy, Japan, Kazakhstan, Kenya, Korea, Kosovo, Kuwait, Latvia, Lithuania, Luxembourg, Macedonia, Malaysia, Malta, Mexico, Moldova, Montenegro, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Poland, Portugal, Qatar, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovak Republic, Slovenia, South Africa, Spain, Sweden, Switzerland, Thailand, The Republic Of Turkey, Ukraine, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zambia);

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•

a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above, we have received from the shareholder, where required, the relevant DWT Form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Income Tax on Dividends Paid on our Ordinary Shares

Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend received from us. An exception to this position may apply where such shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) principally consists of gift tax and inheritance tax. CAT could apply to a gift or inheritance of our ordinary shares or warrants irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ordinary shares and warrants are regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax free threshold is dependent upon (i) the relationship between the donor and the donee, and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders and holders of warrants should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES OR WARRANTS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSIDERATIONS IN IRELAND, INCLUDING THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES WARRANTS.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

Introduction

This section describes the material U.S. federal income tax considerations related to (1) the issuance of the subscription rights, and (2) the acquisition, ownership and disposition of the Units (each whole Unit consisting of (a) one ordinary share, (b) a 1-year warrant to purchase 0.50 ordinary shares and (c) a 5-year warrant to purchase one ordinary share). It applies to subscription rights acquired in this offering and Units acquired pursuant to the exercise of subscription rights. This section also only applies to U.S. holders that hold the subscription rights and Units as capital assets within the meaning of the U.S. federal tax laws (generally, property held for investment), and the discussion below assumes this to be the case. This section does not purport to be a comprehensive description of all tax considerations that may be relevant in light of a U.S. holder’s particular circumstances, including any state, foreign or local tax considerations, any U.S. federal gift, estate or generation-skipping transfer tax considerations, and tax considerations applicable to special classes of U.S. holders, including:

•	financial institutions;

•	brokers or dealers in securities, or traders in securities who use a mark to market method of tax accounting;

•	real estate investment trusts or regulated investment companies;

•	tax-exempt entities including pension plans, “individual retirement accounts” or “Roth IRAs”;

•	life insurance companies;

•	persons liable for alternative minimum tax;

•	persons that hold subscription rights or our ordinary shares or warrants as part of a straddle, wash sale, notional principal contract, conversion transaction or integrated transaction;

•

persons that hold subscription rights or our ordinary shares or warrants in, through or for the account of a “qualified business unit,” “disregarded entity” or branch of those persons situated outside the United States;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that hold (directly, indirectly or constructively) in the aggregate 10% or more of our outstanding shares (measured by either voting power or value);

•	except as specifically described below, entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including beneficial owners of such entities;

•	persons who acquired our ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation for services; or

•	U.S. holders whose functional currency is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax considerations of the distribution of the subscription rights or the acquisition, ownership or disposition of our ordinary shares or warrants, or that any such contrary position would not be sustained by a court. You should consult a competent tax advisor with respect to the U.S. federal, state and local tax considerations to you of the distribution of the subscription rights and the acquisition, holding and disposition of our ordinary shares and warrants.

You are a U.S. holder if you are a beneficial owner of subscription rights or our ordinary shares or warrants and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation, (1) created or organized in or under the laws of the United States, any state therein or the District of Columbia, or (2) treated as such under the Code;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity classified as a partnership for U.S. federal income tax purposes holds subscription rights or our ordinary shares or warrants, the U.S. federal income tax treatment of a partner in that partnership with respect to its holdings of the subscription rights or our ordinary shares or warrants generally will depend upon the status of the partner and the activities of the partnership.

Taxation of Subscription Rights

Receipt of Subscription Rights

We intend to take the position that the receipt of subscription rights by a U.S. holder with respect to such U.S. holder’s ordinary shares pursuant to the Rights Offering should be treated as a non-taxable distribution for U.S. federal income tax purposes. However, the authorities governing transactions such as the Rights Offering are complex and do not directly address consequences of certain aspects of the Rights Offering or the distribution of subscription rights and the effects of the over-subscription privilege. Pursuant to Section 305(a) of the Code, in general, the receipt by a shareholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) of the Code is subject to certain exceptions in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders (or holders of instruments convertible into shares) and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits. The rules related to disproportionate distribution are complicated, and their application is uncertain.

Our position regarding the tax-free treatment of the subscription rights distribution with respect to our ordinary shares is not binding on the IRS or the courts. If our tax position concerning the Rights Offering is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a “disproportionate distribution” described above or otherwise, holders of our ordinary shares may be treated as receiving a taxable distribution equal to the fair market value of the subscription rights. Any such distribution would be treated as described below under “Ownership and Disposition of Our Ordinary Shares—Distributions on Ordinary Shares.”

The following discussion assumes the treatment of the subscription rights issuance is a non-taxable distribution with respect to a U.S. holder’s ordinary shares for U.S. federal income tax purposes.

The taxation of the distribution of the subscription rights with respect to eligible warrants is unclear. Each holder of eligible warrants is urged to consult his, her or its own tax advisor with respect to the particular tax considerations of the receipt of subscription rights with respect to the eligible warrants.

Tax Basis in Subscription Rights

If the fair market value of the subscription rights a U.S. holder receives with respect to our ordinary shares is less than 15% of the fair market value of the ordinary shares with respect to which the subscription rights are distributed on the date the U.S. holder receives the subscription rights, the subscription rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its basis in its existing ordinary shares between its existing ordinary shares and the subscription rights received with respect thereto in proportion to the relative fair market values of the existing ordinary shares and the subscription rights, determined on the date of receipt of the subscription rights. If a U.S. holder chooses to allocate basis between its existing ordinary shares and the subscription rights received with respect thereto, then such U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which such U.S. holder receives the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights received by a U.S. holder with respect to our ordinary shares is 15% or more of the fair market value of its existing ordinary shares on the date that such U.S. holder receives the subscription rights, then such U.S. holder must allocate its basis in its existing ordinary shares between those shares and the subscription rights received by the U.S. holder with respect thereto in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price and the trading price of our ordinary shares on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised, and the fact that the subscription rights are non-transferable.

The taxation of the distribution of the subscription rights with respect to eligible warrants is unclear. Holders of our ordinary shares and eligible warrants should consult with their own tax advisors regarding their tax basis in our ordinary shares and eligible warrants and the subscription rights received with respect thereto.

Exercise of Subscription Rights

Generally, a U.S. holder of ordinary shares will not recognize gain or loss upon the exercise of a subscription right acquired with respect to such ordinary shares in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the subscription right (as determined above under the heading “—Tax Basis in Subscription Rights”) plus the Subscription Price should be allocated among the ordinary share and the warrants acquired upon exercise of the subscription right. The tax basis, if any, in the subscription right should be allocated among the ordinary share and the warrants acquired upon exercise of the subscription right in proportion to their relative fair market values on the date the subscription rights were distributed. The Subscription Price should be allocated among the ordinary share and the warrants acquired upon exercise of the subscription right in proportion to their relative fair market values on the exercise date. These allocations will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the ordinary shares and warrants received upon exercise of such U.S. holder’s subscription right. The holding period of an ordinary share or a warrant acquired upon exercise of a subscription right in the Rights Offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the subscription right, the U.S. holder no longer holds the ordinary share with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the ordinary share previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the ordinary shares previously sold, and (3) the impact of such allocation on the tax basis of the ordinary shares and warrants acquired upon exercise of the subscription right. If a U.S. holder exercises a subscription right received in the Rights Offering after disposing of the ordinary shares with respect to which the subscription right is received, the U.S. holder should consult its own tax advisor.

A U.S. holder of eligible warrants should consult its own tax advisor regarding the tax considerations of exercising subscription rights acquired with respect to such eligible warrants in the Rights Offering.

Expiration of Subscription Rights

If a U.S. holder of ordinary shares allows a subscription right received with respect to such ordinary shares in the Rights Offering to expire without being exercised, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in the holder’s existing ordinary shares previously allocated to the subscription right that expired to the existing ordinary shares with respect to which such subscription rights were received. If a U.S. holder allows the subscription right to expire after disposing of the ordinary shares with respect to which the subscription right was received, the U.S. holder should consult with its own tax advisor regarding the tax treatment of the expiration of the subscription right.

A U.S. Holder of eligible warrants should consult its own tax advisor regarding the tax treatment of the expiration of the subscription rights received with respect to such eligible warrants in the Rights Offering.

Ownership and Disposition of Warrants

Exercise and Expiration of Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. holder will take a tax basis in the ordinary share acquired upon the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above under “Taxation of Subscription Rights—Exercise of Subscription Rights”). The U.S. holder’s holding period for the ordinary share acquired upon exercise of the warrant will begin on the day following the date of that exercise and will not include any period during which the U.S. holder held the warrant.

The lapse or expiration of a warrant will be treated as if the U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Our Warrants

An adjustment to the number of our ordinary shares issued upon the exercise of a warrant, or an adjustment to the exercise price of a warrant, may be treated as a constructive distribution to a U.S. holder of the warrant if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our ordinary shares). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the U.S. holder of the warrant.

In certain circumstances, if we were to make a distribution in cash or other property with respect to our ordinary shares after the issuance of the warrants, then we may make a corresponding distribution to a holder of a warrant. The taxation of a distribution received with respect to a warrant is unclear. It is possible that such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below under “Ownership and Disposition of Our Ordinary Shares—Distributions on Ordinary Shares” U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Disposition of Our Warrants

Subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of a warrant, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in the warrant. Such gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Capital gains of a non-corporate U.S. holder generally are taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Ownership and Disposition of Our Ordinary Shares

Distributions on Ordinary Shares

As described above, we have never paid and do not expect to pay cash dividends. If we were to make a distribution in respect of our ordinary shares, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). However, because we do not expect to calculate our earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend. If you are a non-corporate U.S. holder, with some exceptions, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold your ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. If we were determined to be a PFIC during either a given taxable year or the preceding taxable year, dividends paid by us during the later taxable year would not be qualified dividend income and, therefore, would be ineligible for the preferential rates described above; instead, any such dividend would be subject to tax at the rates applicable to ordinary income. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other corporations.

The amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made, determined at the spot rate on the date the dividend distribution is includable in your income, regardless of whether the payment is in fact converted into U.S. dollars. You must include any Irish tax withheld from the dividend payment in this amount, even though you will not in fact receive the amount of that tax. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rates applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Distributions (or portions thereof) demonstrated to be in excess of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the receiving shareholder’s basis in its shares and thereafter as capital gain. However, as noted above, because we do not expect to calculate our earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend.

Dividends generally will be income from sources outside the United States for foreign tax credit limitation purposes. Dividends will, depending on your circumstances, generally be either passive category income or general category income for purposes of computing the foreign tax credit allowable to you. Subject to certain limitations, any Irish tax withheld and paid over to Ireland will be creditable or deductible (at your option) against your U.S. federal income tax liability. However, no foreign tax credit would be allowed if you qualified for an exemption from Irish withholding tax, as described more fully above in “Material Tax Considerations—Material Irish Tax Considerations for U.S. Holders—Withholding Tax on Dividends—General Exemptions.”

Taxation of Disposition of Our Ordinary Shares

Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares.

Capital gains of a non-corporate U.S. holder generally are taxed at preferential rates where the property is held for more than one year. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

Special rules apply to U.S. holders who hold shares or warrants in a foreign corporation that is treated as a PFIC for U.S. federal income tax purposes. A foreign corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro-rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro-rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Subject to some limited exceptions, cash (whether or not constituting working capital or used to generate interest income) may be treated as a passive asset. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC in a given tax year is primarily factual and cannot be made definitively until after the close of the tax year. We do not expect to be a PFIC for the taxable year ending December 31, 2024, but this conclusion is not free from doubt as described more fully in the “Risk Factors” section of this prospectus under the caption “There can be no assurance that we will not be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax considerations to U.S. investors.”

If we were to be treated as a PFIC for any taxable year, and you are a U.S. holder that did not make either election described below, you would be subject to special (default) rules with respect to: (1) any gain realized on the sale or other disposition of our ordinary shares or warrants and (2) any “excess distribution” that we make to you (generally, any distribution during a single taxable year that, when added to all other distributions made during that year, is greater than 125 percent of the average annual distribution received in respect of your ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares).

Under these default rules: (1) the gain or excess distribution will be allocated ratably over the applicable holding period for the ordinary shares or warrants, as the case may be, (2) the amount allocated to the taxable year in which you realize the gain or excess distribution will be taxed as ordinary income, (3) the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and (4) the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

Your actual or deemed holdings of our ordinary shares will be treated as holdings of shares in a PFIC if we were a PFIC at any time during your holding period for our ordinary shares or warrants, even if we are not currently a PFIC.

If you own ordinary shares in a PFIC that are treated as “marketable stock,” you may make a mark-to-market election with respect to such ordinary shares. If you make a valid and timely mark-to-market election, you will not be subject to the default PFIC rules described above with respect to your ordinary shares. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares at the end of the taxable year over your adjusted basis in your ordinary shares. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to long-term capital gains. You will also be allowed to claim an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in your ordinary shares will be adjusted to reflect any such income included or loss claimed. Currently, a mark-to-market election may not be made with respect to the warrants.

Alternatively, if you own ordinary shares in a PFIC, you may make a “qualified electing fund,” or QEF, election with respect to such ordinary shares. If you make a valid and timely QEF election and we provide certain required information to you, you will not be subject to the default PFIC rules described above with respect to those ordinary shares. Instead, for each taxable year to which such an election applies, you will be subject to U.S. federal income tax on your pro-rata share of our net capital gain and ordinary earnings, regardless of whether such amounts are actually distributed to you in that year or any later year. However, we do not expect to provide U.S. holders with the information necessary to make a valid QEF election, and U.S. holders should therefore assume that a QEF election will not be available. You may not make a QEF election with respect to the warrants. As a result, if you sell or otherwise disposes of the warrants (other than upon exercise of such warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we are determined to be a PFIC at any time during the period you held the warrants.

In addition, notwithstanding any election you make with regard to the ordinary shares and as noted above, dividends that you receive from us would not constitute qualified dividend income to you if we were a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income; instead, such dividends are subject to tax at rates applicable to ordinary income. In addition, as noted above, because we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend.

If you own our ordinary shares or warrants during any year that we are a PFIC, you generally will be required to file an IRS Form 8621.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8 percent tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of shares or warrants, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, if they are not held in accounts maintained by financial institutions: (1) stocks and securities issued by non-U.S. persons, (2) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (3) interests in foreign entities.

Backup Withholding and Information Reporting

If you are a non-corporate U.S. holder, information reporting generally will apply to:

•	dividend payments or other taxable distributions made to you within the United States, and

•	the payment of proceeds to you from the sale of our ordinary shares or warrants effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of our ordinary shares or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding unless:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

except if the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of our ordinary shares or warrants effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. tax purposes,

•

an individual or entity that is not a U.S. person and 50 percent or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•

a foreign partnership, if at any time during its tax year (1) one or more of its partners are “U.S. persons”, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF THE SUBSCRIPTION RIGHTS OR OUR ORDINARY SHARES OR WARRANTS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND FOREIGN TAX CONSIDERATIONS OF THE DISTRIBUTION OF THE SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES OR WARRANTS, INCLUDING THE EFFECT OF ANY APPLICABLE INCOME TAX TREATY, SUCH AS THE TAX TREATY BETWEEN THE UNITED STATES AND IRELAND.

PLAN OF DISTRIBUTION

As discussed elsewhere in this prospectus, we are distributing in the Rights Offering non-transferable subscription rights at no charge to the holders as of 5:00 p.m., Eastern Time, on the record date of our outstanding ordinary shares and our ordinary shares issuable upon exercise of eligible warrants. We are distributing one subscription right for every outstanding ordinary share and every ordinary share issuable upon exercise of an eligible warrant as of the record date. Each subscription right will entitle the holder thereof to purchase, at the holder’s election, at the Subscription Price, 0.5 Units, consisting of (a) 0.50 ordinary shares, (b) a 1-year warrant to purchase 0.25 ordinary shares and (c) a 5-year warrant to purchase 0.50 ordinary shares. Each whole Unit will consist of (a) one ordinary share, (b) a 1-year warrant to purchase 0.50 ordinary shares, and (c) a 5-year warrant to purchase one ordinary share. If all holders of our ordinary shares and eligible warrants exercise their subscription rights in full in the Rights Offering, we would issue a maximum of 8,503,800 Units, consisting of an aggregate of 8,503,800 ordinary shares, 1-year warrants to purchase up to an additional 4,251,900 ordinary shares and 5-year warrants to purchase up to an additional 8,503,800 ordinary shares, for a total purchase price of approximately $10.3 million. See “The Rights Offering—Over-Subscription Privilege.”

No fractional subscription rights are being distributed and no fractional Units will be issued upon the exercise of any subscription rights in this offering. Shareholders and/or eligible warrant holders must exercise subscription rights for the number of Units which would result in the issuance of at least one whole ordinary share to participate in the Rights Offering. Each shareholder and/or eligible warrant holder must therefore exercise subscription rights for at least one whole Unit to participate in the Rights Offering. Further, warrants received by a shareholder and/or eligible warrant holder may only be exercised to purchase whole numbers of ordinary shares and may not be exercised in respect of any fractional ordinary shares. As a result, shareholders holding less than two ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than two ordinary shares may not be able to participate in the Rights Offering and shareholders holding less than four ordinary shares and/or eligible warrant holders with eligible warrants exercisable for less than four ordinary shares may not be able to acquire any exercisable 1-year warrants in the Rights Offering.

Computershare Trust Company, N.A. is acting as the Subscription Agent for the Rights Offering under an agreement with us. On or about July 22, 2024, the Subscription Agent will distribute via first class mail copies of this prospectus and the rights certificate to the registered holders as of the record date of our outstanding and eligible warrants (as indicated above) and DTC participants. It is our expectation that holders of record will forward a copy of this prospectus and the related subscription information and forms to those beneficial owners in adequate time to permit beneficial holders to deliver to such holders of record instructions as to the investment decisions made by the beneficial owners.

If your shares and/or eligible warrants are held in “street name” through a broker, dealer, custodian bank or other nominee, then you should send the forms specified by your broker, dealer, custodian bank or other nominee and payment of the aggregate Subscription Price to that record holder in accordance with their instructions.

If, as of the record date, you were the record holder of our ordinary shares or eligible warrants, you must properly complete your rights certificate and deliver it, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees), to the Subscription Agent before the expiration of the Subscription Period at 5:00 p.m., Eastern Time, on August 6, 2024. If you use the mail, we recommend that you use insured, registered mail, postage prepaid, return receipt requested. You or, if applicable, your broker, dealer, custodian bank or other nominee, are solely responsible for completing delivery to the Subscription Agent of your rights certificate or equivalent instructions from DTC and payment of the aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent and clearance of payment before the expiration of the Subscription Period at 5:00 p.m., Eastern Time, on August 6, 2024, unless such date is extended by us. For further information, see “The Rights Offering—Procedures for Exercising Subscription Rights.”

All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to Computershare Trust Company, N.A. as follows:

By mail:	All trackable mail, including Overnight Delivery:

Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer; COY: ITRM P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer; COY: ITRM 150 Royall Street, Suite V Canton, MA 02021

Delivery will only be deemed valid if delivered in line with the above mailing instructions.

If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please call Georgeson LLC, the Information Agent for the Rights Offering, at (866) 920-4401 (toll free in the U.S. and Canada) or (781) 896-6947 (for calls outside the U.S. and Canada).

You are responsible for all bank or similar fees and charges related to payment by check or wire transfer. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your subscription rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty. If you send a payment that is insufficient to exercise or are otherwise ineligible to exercise subscription rights, your subscription rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. You will not receive interest on any payments refunded to you under the Rights Offering. For further information, see “The Rights Offering—Payment Methods.” We reserve the right to reject any or all subscriptions not properly or timely submitted or completed. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your subscription rights will be considered exercised at 5:00 p.m., Eastern Time, on August 6, 2024.

We have agreed to pay the Subscription Agent and the Information Agent customary fees plus certain expenses in connection with the Rights Offering. We also have agreed to indemnify the Subscription Agent and the Information Agent under certain circumstances from any liability they may incur in connection with the Rights Offering. We have not entered into any agreements regarding stabilization activities with respect to our securities. We estimate that our total expenses in connection with the Rights Offering will be approximately $1.1 million.

Maxim Group LLC will act as dealer-manager for the Rights Offering. The dealer-manager will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the Rights Offering) to us in connection with this Rights Offering and will use its best efforts to inform investors of their subscription rights. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the Subscription Period. The dealer- manager is not underwriting or placing any of the subscription rights or the ordinary shares or warrants being issued in this Rights Offering and do not make any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), ordinary shares or warrants.

In connection with this Rights Offering, we have agreed to pay the dealer-manager a cash fee equal to 7.5% of the gross proceeds received by us directly from exercises of the subscription rights. We advanced $15,000 (the “Advance”) to Maxim Group LLC as an advance against such out-of-pocket expenses upon engagement as dealer-manager and agreed to reimburse reasonable and documented out-of-pocket expenses of the dealer-manager, included fees and expenses of outside counsel, up to $100,000 (including the Advance). Any portion of the Advance not offset by actual expenses will be returned to us.

We have also agreed to indemnify the dealer-manager and its affiliates against certain liabilities arising under the Securities Act. The dealer-manager’s participation in this Rights Offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

We have not agreed to enter into any underwriting agreement, backstop agreement standby or other similar arrangement to purchase or sell any subscription rights, Units, ordinary shares, warrants or other securities.

For a description of certain material terms of the Units, see “Description of Units.” For a description of certain material terms of the ordinary shares, see “Description of Share Capital.” For a description of certain material terms of the warrants, see “Description of 1-year Warrants” and “Description of 5-year Warrants.”

The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer, issue and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Rights Offering and the distribution of this prospectus.

LEGAL MATTERS

Legal matters of U.S. federal law and New York State law and the validity of the 1-year warrants and the 5-year warrants offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Certain legal matters with respect to Irish law in connection with the validity of the ordinary shares offered hereby and other legal matters will be passed upon for us by A&L Goodbody, Dublin, Ireland. The dealer-manager is being represented by Loeb  & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of Iterum Therapeutics plc as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at www.iterumtx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38503) that we previously filed with the SEC:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2024 Annual General Meeting of Shareholders filed with the SEC on April 26, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024;

•

our Current Reports on Form 8-K filed with the SEC on January 30, 2024 (with respect to Item 8.01), January 30, 2024, March 6, 2024, April 5, 2024, April 29, 2024, May 10, 2024, May 31, 2024, June 21, 2024 and June 26, 2024; and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A filed on May 22, 2018, as the description therein has been updated and superseded by the description of our share capital contained in Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 28, 2024, including any amendments or supplements filed for the purpose of updating such description.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address or telephone number:

Iterum Therapeutics plc

Attention: Investor Relations

Fitzwilliam Court, 1st Floor,

Leeson Close,

Dublin 2, Ireland

+353 1 669 4820

You also may access these filings on our website at www.iterumtx.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement.

17,007,601 Non-Transferable Subscription Rights to purchase Units, at a Subscription Price of $1.21 per whole Unit, each whole Unit consisting of one Ordinary Share, a 1-Year Warrant to purchase 0.50 Ordinary Shares and a 5-Year Warrant to purchase one Ordinary Share

PROSPECTUS

Dealer-Manager

Maxim Group LLC

July 19, 2024